UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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EVOLENT HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 PROXY STATEMENT

AND

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Thursday, June 6, 2024

10:00 a.m., Eastern Time

Dear Fellow Stockholders,

At Evolent, we pursue a singular mission: to change the health of the nation by changing the way healthcare is delivered. Our dedication to this mission enabled us to end 2023 on a strong note, achieving all of our financial objectives. We also executed against our long-term core strategic priorities over the course of the year: strong organic growth, expanding margins, and optimal capital allocation.

To drive organic growth, in 2023, we unified our businesses under a shared mission and purpose, bringing our solutions together into one payer-independent platform. Much of our expertise had been housed across distinct brands, which have now been integrated into one Evolent organization, harnessing all of the human capital, global reach and technology expertise within Evolent under an organizational structure that focuses our strengths to meet our clients’ current and future needs. And in 2023, we grew Adjusted EBITDA, with strong profitability margins.

We continued to deploy capital strategically. We completed the acquisition of NIA from Centene, which helped to diversify our revenue base and increased cross-sell opportunities. We also improved our cash, as well as our balance sheet position, unlocking flexibility for the future.

As we focus on having the right Board to oversee our strategy, we’ve continued to discuss the ongoing evolution of our Board’s composition with our investors. Earlier this year, we welcomed Dr. Toyin Ajayi and Russell Glass as new members of our Board. Dr. Ajayi brings valuable experience in healthcare leadership and Russell brings critical experience in healthcare technology innovation at a pivotal time in Evolent’s history. We extend our deep appreciation to Dr. Tunde Sotunde, who retired from the Board in February, for his service and dedication to Evolent.

On behalf of our Board, I want to extend my thanks and gratitude to the thousands of dedicated Evolent employees. Evolent was able to achieve much of our financial and operational goals thanks in large part to their tireless efforts.

We continue to believe the current challenges facing the healthcare system represent future opportunities for us. We have the opportunity to improve quality, affordability and experience, all of which the healthcare market increasingly demands, and look forward to what the rest of 2024 will bring for all of us.

As always, thank you for your continued support of Evolent.

Sincerely,

Cheryl Scott

Chair of the Board of Directors

Evolent Health, Inc.

EVOLENT HEALTH, INC. 1812 N. Moore Street, Suite 1705 Arlington, VA 22209

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

to be held on June 6, 2024

Date & Time: Thursday, June 6, 2024, 10:00 a.m., Eastern Time	Virtual Information: https://web.lumiconnect.com/209916247 password: evolent2024	Record Date: April 11, 2024

Dear Stockholder:

You are invited to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Evolent Health, Inc. (the “Company”), a Delaware corporation, which will be held on Thursday, June 6, 2024, at 10:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1.	To elect ten director nominees named in the proxy statement to serve on our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve the compensation of our named executive officers for 2023 on an advisory basis; and

4.	To select the frequency of future advisory votes on executive compensation on an advisory basis.

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (for a portion of the meeting) from any location via the Internet at https://web.lumiconnect.com/209916247. The password for the Annual Meeting is “evolent2024”. To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or notice.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

Our Board of Directors has fixed the close of business on April 11, 2024, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx. You also may authorize your proxy via the Internet by following the instructions on that website. In order to authorize your proxy via the Internet you must have the stockholder identification number that appears on the enclosed proxy card.

By Order of our Board of Directors,

Jonathan D. Weinberg

General Counsel and Secretary

Arlington, VA

April 26, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 6, 2024

This proxy statement and our 2023 Form 10-K are available at

http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx

You may request and receive a paper or email copy of our proxy materials relating to the Annual Meeting and any future stockholder meetings free of charge by emailing proxymaterials@evolent.com, calling 1-844-246-2928, or visiting http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx

EVOLENT HEALTH, INC. 1812 N. Moore Street, Suite 1705 Arlington, VA 22209

PROXY STATEMENT

FOR OUR 2024 ANNUAL MEETING

OF STOCKHOLDERS

to be held on June 6, 2024

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Evolent Health, Inc., a Delaware corporation, for use at our 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, June 6, 2024, at 10:00 a.m., Eastern Time, in a virtual meeting format only, via the Internet at https://web.lumiconnect.com/209916247 (password “evolent2024”) or at any postponement or adjournment of the Annual Meeting. There is no physical location for the Annual Meeting. Stockholders will be able to view the Rules of Conduct for the Annual Meeting at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx, and submit questions, at https://web.lumiconnect.com/209916247 (password “evolent2024”) on the day of the Annual Meeting, through the conclusion of the question and answer session that follows.

Distribution of this proxy statement and a proxy card to stockholders is scheduled to begin on or about April 26, 2024, which is also the date by which these materials will be posted. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions on the ballot items during the Annual Meeting, and on other subjects in a question and answer session that will begin at the conclusion of the Annual Meeting. You will also be able to listen to the proceedings and cast your vote online.

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report for the fiscal year ended December 31, 2023 (the “Annual Report”) available to our stockholders electronically via the Internet at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx. On or about April 26, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), containing instructions on how to access this proxy statement and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

References in this proxy statement to “we,” “us,” “our,” “ours,” “Evolent,” and the “Company” refer to Evolent Health, Inc., unless the context otherwise requires.

Evolent Health, Inc. Proxy Statement 2024	1

PROXY STATEMENT HIGHLIGHTS

This summary highlights selected information in this proxy statement — please review the entire document before voting.

Annual Meeting Information

•	Thursday, June 6, 2024, at 10:00 a.m., Eastern Time.

•	Via a live audio-only webcast at https://web.lumiconnect.com/209916247 (password “evolent2024”). There is no physical location for the Annual Meeting.

•	The record date is April 11, 2024.

All of our Annual Meeting materials are available in one place at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx. There, you can download electronic copies of our Annual Report and proxy statement.

Voting Items	Recommendation
Item 1
Election of directors	Our ten director nominees bring a valuable mix of skills and qualifications to our Board of Directors	✔	FOR 5 – 11

Item 2
Ratify the appointment of the Company’s independent registered public accounting firm for 2024	Based on its recent evaluation, our Audit Committee believes that the retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders	✔	FOR 12 – 13

Item 3
Say on pay—an advisory vote on the approval of the Company’s executive compensation	Our executive compensation program reflects our commitment to paying for performance and reflects feedback received from stockholder outreach	✔	FOR 61

Item 4
Say on frequency—advisory vote on the frequency of future advisory votes on executive compensation	Our Board has determined it is in the best interests of the Company and our stockholders to hold say on pay votes every year (as opposed to every 2 years or every 3 years)	✔	EVERY YEAR 62 - 65

2023 Performance Highlights

Below are selected highlights of our financial and operational performance in 2023:

Revenue	Average Unique Members(1)	Adjusted EBITDA(2)
$1,963.9 million	41.3 million	$194.7 million

(1)	As of December 31, 2023. See Appendix A for the definition of Average Unique Members.

(2)

Non-GAAP measure, see Appendix A for definition and reconciliation to net loss attributable to common shareholders of Evolent Health, Inc. Net loss attributable to common shareholders of Evolent Health, Inc. was $(142.3) million for the year ended December 31, 2023.

2	Evolent Health, Inc. Proxy Statement 2024

Proxy Statement Highlights

Governance Evolution

We are committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value. Since the beginning of 2020, the Board has continued to evolve our governance practices and has directly incorporated feedback from our stockholders into the decision-making process. Feedback from our investors was shared with our full Board and directly informed implementation of the following key governance enhancements over the past three years:

Removal of remaining supermajority vote requirements for charter and by-law amendments;

Transitioned to a fully declassified Board;

Progress on workforce diversity and inclusion goals, including formalization of a Head of Diversity and Inclusion who focuses on Diversity, Inclusion and Corporate Responsibility; and

Independent Board Chair with delineated duties.

Board Leadership

Ms. Cheryl Scott has been our Independent Chair of our Board of Directors (the “Independent Board Chair”) since June 2022. As part of our ongoing commitment to strong and accountable corporate governance practices, the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) regularly reviews the leadership structure of the Board, taking into account the Company and its needs, market practices, board skills and experiences, investor feedback, and corporate governance perspectives, among other things.

2023 Compensation Program Highlights

Our executive compensation program is designed to enable high performance and generate results that will create value for our stockholders. We structure compensation to pay for performance, and reward our executives with equity in the Company in order to align their interests with the interests of our stockholders and allow our executives to share in our stockholders’ success, which we believe continues to drive a performance culture, sustains morale and attracts, motivates and retains top executive talent.

Compensation Mix (1)

CEO: Target Pay	Other NEOs: Target Pay

(1)

Consists of 2023 base salary (as reported in the Salary column of the 2023 Summary Compensation Table), 2023 target annual incentive opportunity, long-term incentive awards granted in 2023 (as reported in the Stock Awards column of the 2023 Summary Compensation Table) and other compensation (as reported in the All Other Compensation column of the 2023 Summary Compensation Table).

Evolent Health, Inc. Proxy Statement 2024	3

Proxy Statement Highlights

The primary elements of our fiscal year 2023 executive compensation program are base salary, annual bonuses, equity incentive awards and employee benefits. Our Board’s Compensation Committee (the “Compensation Committee”) reviews and approves our executive compensation program, and maintains the discretion to adjust awards and amounts paid to our executive officers as it deems appropriate. We believe our named executive officers (“NEOs”) are compensated in a manner consistent with our strategy, evolving compensation best practices and alignment with stockholders’ interests.

Below is a more detailed summary of evolving best practices that we have implemented with respect to the compensation of our NEOs because we believe they support our compensation philosophy and are in the best interests of our Company and our stockholders.

What We Do	What We Don’t Do

  Strong emphasis on performance-based compensation, with a significant portion of NEO compensation tied to objective Company performance measures

  Mix of compensation that emphasizes both short-term and long-term incentives

  PSU Grants that may be earned based on aggressive cumulative Adjusted EBITDA and revenue growth targets to better align our pay with our Company’s sustained financial and operating performance and stockholders’ interests

  Significant stock ownership and holding restrictions for NEOs

  Market-aligned change in control and severance agreements for certain executives, with double trigger change in control acceleration provisions

  Benchmarking against a thoughtfully assembled and representative peer group

  Acceleration of equity in connection with a termination of employment conditioned upon a release of claims and compliance with restrictive covenants

  Compensation decisions for NEOs made by an independent compensation committee advised by an independent compensation consultant

  Annual compensation program risk assessment

  Annual say-on-pay vote

  At-will employment for NEOs

  No incentives that encourage excessive risk-taking

  No guaranteed incentive awards for executives

  No excise or other tax gross ups on change in control payments

  No perquisites for NEOs other than benefits generally available to our other employees

  No hedging, pledging or short sales of Company stock

  No “single-trigger” change in control acceleration of equity awards

  No dividend equivalent rights on unvested restricted stock units or options

  No supermajority voting rights

4	Evolent Health, Inc. Proxy Statement 2024

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is elected annually by stockholders to oversee the Company’s business and strategy. The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and recommending to the Board individuals for election to the Board. Our Board currently consists of ten members with terms expiring at the Annual Meeting.

Upon unanimous recommendation by the Nominating and Corporate Governance Committee, the Board proposes that the following nominees, Toyin Ajayi, MD, Craig Barbarosh, Seth Blackley, M. Bridget Duffy MD, Russell Glass, Peter Grua, Diane Holder, Richard Jelinek, Kim Keck and Cheryl Scott, be elected for new one-year terms and until their successors are duly elected and qualified. All of the nominees are current directors standing for election. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxy holders will vote for the substitute nominee designated by the Board. There is no limit on the number of terms a director may serve on our Board.

Evolent Health, Inc. Proxy Statement 2024	5

Proposal 1: Election of Directors

Director/Nominee Skills Matrix	Ajayi	Barbarosh	Blackley	Duffy	Glass	Grua	Holder	Jelinek	Keck	Scott

Risk Oversight/Management Experience allows the Board to oversee and understand the most significant risks facing the Company

Healthcare Industry Experience is critical for understanding and overseeing the Company’s strategy and challenges

Financial Expertise/Literacy adds value in oversight of our financial reporting and internal controls

Executive Experience supports our management team through relevant advice and leadership

Technology Expertise brings value in overseeing innovative technology developments of our platform, as well as cybersecurity and data privacy

ESG Expertise allows the Board to assess and consider adopting environmental, social and governance practices and interact effectively with stakeholders

Government/Regulatory/Public Policy Expertise adds value to the oversight of regulated aspects of our business and general industry developments

6	Evolent Health, Inc. Proxy Statement 2024

Proposal 1: Election of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES NAMED BELOW.

Directors Standing for Election

Independent Director CEO and Co-Founder of Cityblock Director Since July 2023 Other Public Boards None Evolent Board Committees • Compliance and Regulatory Affairs	Toyin Ajayi, MD, Age 43

Toyin Ajayi has served as the chief executive officer of Cityblock, a company focused on enabling a path to healthier communities through a digitally enabled, integrated primary care, behavioral health and social service delivery model for Medicaid and dually eligible populations with complex needs, since March 2022. Dr. Ajayi, who co-founded Cityblock, previously served as the company’s president from September 2017 through March 2022. Prior to Cityblock, Dr. Ajayi was the chief medical officer of Commonwealth Care Alliance, a nationally renowned integrated health plan and care delivery system for individuals eligible for both Medicare and Medicaid. Dr. Ajayi holds a Bachelor of Arts degree from Stanford University, a Doctor of Medicine from King’s College London School of Medicine and a master’s degree from the University of Cambridge.

Qualifications: We believe that Dr. Ajayi is qualified to serve on our Board because of her extensive healthcare industry experience including as a CEO of Cityblock. Skills:

Independent Director

Senior Managing Director,
Common Wealth Partners
LLC

Director Since

December 2020

Other Public Boards

Lifecore Biomedical, Inc.

Sabra Health Care REIT, Inc.

Evolent Board Committees

•  Compensation, Strategy

Craig Barbarosh, Age 56

Craig Barbarosh has served as a senior managing director at Common Wealth Partners LLC since October 2023. Prior to this role he served as a partner at the law firm of Katten Muchin Rosenman LLP from 2012 to January 2023. From 1999 until joining Katten, Mr. Barbarosh was a partner at another international law firm. Mr. Barbarosh currently serves as the Chairman of the Board of Directors of Lifecore Biomedical, Inc. (NASDAQ: LFCR) and has been an independent director there since October 2019. Mr. Barbarosh is currently the Chair of the Audit Committee and a member of the Compensation Committee for Sabra Health Care REIT, Inc. (NASDAQ: SBRA). He previously served as the Vice Chairman of the Board of Directors of Nextgen Healthcare, Inc. (NASDAQ: NXGN) from November 2015 through August 2022, and was Chairman of the Compensation Committee and a member of the Nominating and Governance Committee Nextgen Healthcare, Inc., a board he served on from 2009 until November 2023. He previously served as an independent director on the Boards of Directors of Aratana Therapeutics, Inc., BioPharmX, Inc. and Bazaarvoice, Inc. Mr. Barbarosh also served as the independent board observer for Payless Holdings, LLC and as an independent director for Ruby Tuesday Inc. He holds his J.D. (with honors) from the University of the Pacific, McGeorge School of Law and earned his B.A. in Business Economics from the University of California at Santa Barbara.

Qualifications:

We believe that Mr. Barbarosh is qualified to serve on our Board because of his healthcare industry knowledge and experience as a business leader and public company board member.

Skills:

Skills Key
	Risk Oversight	Healthcare	Finance	Executive	Technology	ESG	Govt/Regulatory

Evolent Health, Inc. Proxy Statement 2024	7

Proposal 1: Election of Directors

Non-Independent Director Chief Executive Officer, Evolent Health, Inc. Director Since April 2018 Other Public Boards None Evolent Board Committees None	Seth Blackley, Age 45

Seth Blackley, our co-founder, has served as our Chief Executive Officer since October 2020, and served as our President from August 2011 until his promotion. Prior to co-founding the Company, Mr. Blackley was the Executive Director of Corporate Development and Strategic Planning at The Advisory Board from June 2007 to August 2011. From 2014 to 2016, Mr. Blackley served on the board of directors of Advanced Practice Strategies. Mr. Blackley began his career as an analyst in the Washington, D.C. office of McKinsey & Company. Mr. Blackley holds a Bachelor of Arts degree in business from The University of North Carolina at Chapel Hill, and a Master of Business Administration from Harvard Business School.

Qualifications:

We believe that Mr. Blackley is qualified to serve on our Board because of his extensive experience in finance, strategy and operations, especially in the field of healthcare, and his extensive knowledge in all aspects of our business.

Skills:

Independent Director

Former Chief Medical Officer,

Vocera, now part of Stryker

Director Since

September 2017

Other Public Boards

None

Evolent Board Committees

•  Compliance and Regulatory
Affairs, Nominating and
Corporate Governance

M. Bridget Duffy, MD, Age 64

M. Bridget Duffy, MD served as the Chief Medical Officer at Vocera, now part of Stryker, from January 2013 to May 2022. Prior to her appointment at Vocera, Dr. Duffy co-founded and served as Chief Executive Officer of ExperiaHealth from November 2010 to December 2012. Dr. Duffy also served as the Chief Experience Officer at the Cleveland Clinic. Dr. Duffy holds a Bachelor of Science degree from the University of Minnesota and received her doctorate in medicine from the University of Minnesota. She completed her residency in internal medicine at Abbott Northwestern Hospital in Minneapolis, Minnesota.

Qualifications: We believe Dr. Duffy is qualified to serve on our Board because of her extensive experience in healthcare, including as Chief Medical Officer of Vocera. Skills:

Skills Key
	Risk Oversight	Healthcare	Finance	Executive	Technology	ESG	Govt/Regulatory

8	Evolent Health, Inc. Proxy Statement 2024

Proposal 1: Election of Directors

Independent Director CEO, Headspace Director Since February 2024 Other Public Boards None Evolent Board Committees None	Russell Glass, Age 48

Russell Glass has served as CEO of Headspace since 2021. Prior to that, he held multiple CEO roles, most recently at Ginger, an on-demand mental health platform that merged with Headspace in 2021, resulting in the creation of an end-to-end digital mental health platform. In addition, Mr. Glass founded and served as the CEO and president of Bizo, a B2B marketing and data platform, which he sold to LinkedIn in 2014. Following the sale of Bizo, Mr. Glass became a product vice president at LinkedIn, where he delivered industry-leading solutions to help marketers get to the right professionals while improving the online experience of LinkedIn members. He holds a Bachelor of Science in Engineering and Economics from Duke University.

Qualifications:

We believe that Mr. Glass is qualified to serve on our Board because of his extensive experience in healthcare technology innovation and artificial intelligence including as CEO of Headspace.

Skills:

Independent Director Managing Partner, HLM Venture Partners Director Since January 2020 Other Public Boards None Evolent Board Committees • Compensation, Strategy	Peter Grua, Age 69

Peter Grua is currently a Managing Partner at HLM Venture Partners (“HLM”), a venture capital investment firm, where his investment activities focus on health services, medical technologies and healthcare information technologies. Prior to joining HLM, Mr. Grua was a Managing Director at Alex Brown & Sons, an investment banking firm, where he directed research in healthcare services and managed care. Mr. Grua was previously a director at The Advisory Board Company and Welltower Inc. (formerly Health Care REIT, Inc.), and currently serves as a director at numerous companies including MeQuilibrium, Oceans Healthcare LLC,. MyTown Health, Vaxcare and Linkwell Health, Inc. Mr. Grua holds a bachelor’s degree from Bowdoin College and a master’s degree in business administration from the Columbia University Graduate School of Business.

Qualifications:

We believe Mr. Grua is qualified to serve on our Board because of his extensive industry experience, including as an investment professional in the medical technologies and healthcare information technologies spaces.

Skills:

Skills Key
	Risk Oversight	Healthcare	Finance	Executive	Technology	ESG	Govt/Regulatory

Evolent Health, Inc. Proxy Statement 2024	9

Proposal 1: Election of Directors

Independent Director EVP, UPMC Director Since August 2011 Other Public Boards None Evolent Board Committees • Audit, Compliance and Regulatory Affairs, Strategy	Diane Holder, Age 74

Diane Holder has served as an Executive Vice President of the University of Pittsburgh Medical Center (“UPMC”) since 2007, President of the UPMC Insurance Services Division and President and CEO of UPMC Health Plan since 2004. In 2023, Ms. Holder expanded her scope at UPMC and holds an additional title of President Community and Ambulatory Services Division, focused on integrating clinical delivery and financing strategies. She holds a Bachelor of Arts in psychology from the University of Michigan and a Master of Science in social work from Columbia University.

Qualifications:

We believe that Ms. Holder is qualified to serve on our Board because of her extensive career in healthcare, including as CEO of UPMC Health Plan, part of UPMC, a large integrated health delivery system.

Skills:

Independent Director Former Executive Vice President, CVS Enterprise Modernization Director Since Since June 2023 Other Public Boards None Evolent Board Committees • Strategy	Richard Jelinek, Age 58

Richard Jelinek has served as Managing Partner at Czech One Capital Partners since May 2020. From November 2018 to May 2020, Mr. Jelinek previously served as Executive Vice President of CVS Health. Previously, Mr. Jelinek was Executive Vice President at Aetna from November 2015 to November 2018. Mr. Jelinek previously served on the Board of Directors of Altimar Acquisition Corp. III and Altimar Acquisition Corp II. He received a B.A. in Business Administration from the University of Southern California and an MBA and MHSA from the University of Michigan.

Qualifications:

We believe that Mr. Jelinek is qualified to serve on our Board because of his extensive experience in the healthcare industry, particularly within the health insurance payer community and as a private equity investor in the healthcare space.

Skills:

Skills Key
	Risk Oversight	Healthcare	Finance	Executive	Technology	ESG	Govt/Regulatory

10	Evolent Health, Inc. Proxy Statement 2024

Proposal 1: Election of Directors

Independent Director

President and Chief
Executive Officer, Blue Cross
Blue Shield Association

Director Since

January 2021

Other Public Boards

None

Evolent Board Committees

•  Audit, Nominating and
Corporate Governance

Kim Keck, Age 60

Kim Keck has served as the President and CEO of Blue Cross Blue Shield Association since January 2021. From June 2016 to December 2020, Ms. Keck previously served as the President and Chief Executive Officer of Blue Cross Blue Shield of Rhode Island. Previously, Ms. Keck held several leadership roles at Aetna from 2001 to 2016, including Senior Vice President from 2010 to 2016. Ms. Keck serves on the Board of Directors of Blue Cross Blue Shield Association and previously served on the Board of Directors of Oak Street Health, Inc. She received a B.A. in Mathematics from Boston College and an MBA in Finance from the University of Connecticut and is a Chartered Financial Analyst.

Qualifications:

We believe that Ms. Keck is qualified to serve on our Board because of her extensive experience in the healthcare industry, particularly within the health insurance payer community.

Skills:

Independent Board Chair,
Evolent Health, Inc.

Main Principal, McClintock
Scott Group

Director Since

November 2015

Board Chair Since

June 2022

Other Public Boards

Progyny, Inc.

Evolent Board Committees

•  Audit, Compensation,
Nominating and Corporate
Governance

Cheryl Scott, Age 74

Cheryl Scott has served as the Main Principal of the McClintock Scott Group since July 2017. From June 2006 to July 2017, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Before joining the foundation, Ms. Scott served for eight years as President and Chief Executive Officer of Group Health Cooperative. She previously served as that organization’s Executive Vice President and Chief Operating Officer. Ms. Scott currently serves on a variety of private and not-for-profit boards. She serves on the Board of Directors of Progyny, Inc. (NASDAQ: PGNY), and was a member of the board of directors of Recreational Equipment Incorporated (REI) from 2005 to 2017. Ms. Scott received her bachelor’s degree in communications and master’s degree in health management from the University of Washington.

Qualifications:

We believe that Ms. Scott is qualified to serve on our Board because of her extensive career in healthcare, leadership and corporate governance, including as the Chief Executive Officer of Group Health Cooperative.

Skills:

Skills Key
	Risk Oversight	Healthcare	Finance	Executive	Technology	ESG	Govt/Regulatory

Evolent Health, Inc. Proxy Statement 2024	11

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (“Audit Committee”) has appointed the accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2024 and its internal control over financial reporting as of December 31, 2024.

Stockholder ratification of the appointment of Deloitte is not required by law, the New York Stock Exchange (“NYSE”) or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte to the stockholders for ratification at the Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of an independent registered public accounting firm. Deloitte is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast at the Annual Meeting at which a quorum is present in person (by virtual attendance) or represented by proxy is required for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions will have no effect on this proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this proposal.

Fee Disclosure

The following is a summary of the fees billed to us by Deloitte for professional services rendered for the fiscal years ended December 31, 2023 and 2022.

	2023	2022

Audit Fees	$2,692,846	$1,980,025

Audit-Related Fees	224,000	1,936,494

Tax Fees	24,621	160,180

All Other Fees	—	—

Total	$2,941,467	$4,076,699

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, the issuance of consents by Deloitte to be named in our

12	Evolent Health, Inc. Proxy Statement 2024

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

registration statements and to the use of their audit report in the registration statements and the issuance of an attestation of management’s report on internal control over financial reporting.

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance services in connection with our securities offerings, as well as related services associated with transactions and proposed transactions (including acquisitions and securities offerings) and permissible internal control services for the SOC 2 reports and management assertion.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above, including fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting and tax research software applications and data.

Our Audit Committee considered whether the provision by Deloitte of any services that would be required to be described under “All Other Fees” would have been compatible with maintaining Deloitte’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention, removal and oversight of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Our Audit Committee must pre-approve all audit, non-audit and any other services to be provided by the independent registered public accounting firm. All of the fees billed by Deloitte for the professional services rendered for us for the fiscal years ended December 31, 2023 and 2022, were pre-approved by our Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Evolent Health, Inc. Proxy Statement 2024	13

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements, expressing an opinion as to their conformity with accounting principles generally accepted in the United States and auditing management’s assessment of the effectiveness of internal control over financial reporting.

The undersigned members of the Audit Committee of the Board of Directors of Evolent Health, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:

1.

the Audit Committee has reviewed and discussed with management the audited financial statements and internal control over financial reporting of Evolent Health, Inc. for the fiscal year ended December 31, 2023;

2.

the Audit Committee has discussed with representatives of Deloitte the matters required to be discussed with them pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.

the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of Evolent Health, Inc. be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC.

Submitted by the Audit Committee

Kim Keck (Chair)

Diane Holder

Cheryl Scott

14	Evolent Health, Inc. Proxy Statement 2024

CORPORATE GOVERNANCE AND BOARD STRUCTURE

Corporate Governance Highlights

The Board continues to evaluate the Company’s corporate governance policies and practices to ensure that the right mix of directors are represented in our boardroom to best serve our stockholders by ensuring effective oversight of our strategy and management.

Board Composition	Board Performance

• Formal policy to ensure that Evolent considers diverse candidates for Board and CEO succession

• Independent Board Chair with delineated duties

• All Board committees consist solely of independent members

• Independent committee chairs

• Executive sessions of independent directors at each full Board meeting

• Board and committees may engage outside advisers independently of management

• Oversight of key human capital issues, including diversity and inclusion and executive succession planning

• Annual Board, committee and director evaluations

• Commitment to continuing director education

• Oversight of key risk areas and certain aspects of risk management efforts

Policies, Programs and Guidelines	Stockholder Rights

• Robust stock ownership guidelines for executives and directors

• Compensation clawback policy

• Comprehensive Code of Business Conduct and Ethics

• Prohibition on hedging and pledging for any officers or directors

• Fully declassified Board

• No supermajority vote requirements

• Market standard proxy access by-law

• Directors elected by majority voting except in contested elections

• No stockholder rights plan or “poison pill”

We are committed to operating our business under strong and accountable corporate governance practices. Our committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Investor Relations page on our website at www.evolent.com. Any stockholder also may request them in print, without charge, by contacting our Secretary at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209.

Evolent Health, Inc. Proxy Statement 2024	15

Corporate Governance and Board Structure

Stockholder Engagement

Our Board recognizes the importance of regular, two-way dialogue with our investors. Feedback from Evolent’s stockholders is integral to the Board’s decision-making process. In 2023, we contacted stockholders representing approximately 40% of Evolent’s outstanding shares of common stock at the time of outreach to conduct engagement. We met with stockholders representing approximately 24% of outstanding shares of common stock. Board members participated in select engagements, which allows for a direct line of communication with our Board.

In these conversations with stockholders, we discussed Evolent’s strategy & performance, Board, corporate governance, executive compensation, and environmental, social & governance (“ESG”) practices, including our human capital management initiatives.

During these discussions, our Board and management team gained valuable perspective from our investors on these topics. This feedback from our investors was shared with our full Board and directly informed our continued Board refreshment over the past year, including the addition of a Toyin Ajayi, MD and Russell Glass as our newest Board members. Other key governance enhancements informed by investor feedback in recent years include:

Robust stock ownership guidelines for our executive officers and directors

Formal policies to ensure that Evolent considers diverse candidates when conducting Board and CEO succession planning

Removal of remaining supermajority vote requirements for charter and by-law amendments

Transitioned to fully declassified Board

Market-standard proxy access by-law

Progress on workforce diversity and inclusion goals, including formalization of a Head of Diversity and Inclusion who focuses on Diversity, Inclusion and Corporate Responsibility

Independent Board Chair with delineated duties

This stockholder outreach is incremental to, and often interlaced with, Evolent’s normal-course Investor Relations program in which we engage with stockholders, typically comprising a large majority of our shares of common stock, during road shows and conferences.

We value each conversation we have with our investors as we continue to enhance our practices related to corporate governance, executive compensation and ESG. We look forward to facilitating ongoing dialogue with our investors in 2024 and beyond.

Board Leadership Structure

Ms. Cheryl Scott has been our Independent Board Chair since June 2022. As part of our ongoing commitment to strong and accountable corporate governance practices, the Nominating and Corporate Governance Committee regularly reviews the leadership structure of the Board, taking into account the Company and its needs, market practices, board skills and experiences, investor feedback and corporate governance perspectives, among other things. The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company based on these factors.

The Board believes that having a strong Independent Board Chair and independent committee chairs provides an effective balance between strong company leadership and independent oversight. The Board is committed to continuously evaluating this structure to ensure that it promotes effective governance.

16	Evolent Health, Inc. Proxy Statement 2024

Corporate Governance and Board Structure

Board of Directors Meetings and Committees

The Board met eight times during 2023. Each incumbent member of the Board attended 75% or more of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. We do not have a policy on director attendance at our Annual Meeting. Mr. Blackley and Ms. Scott attended our 2023 annual meeting of stockholders.

Committees of our Board include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Compliance and Regulatory Affairs Committee and the Strategy Committee. Set forth in the chart below is the current committee structure. Following the Annual Meeting, Dr. Ajayi will become a member of the Compliance and Regulatory and Affairs Committee and Mr. Jelinek will cease to be a member of the Compliance and Regulatory Affairs Committee. The principal functions of each of these committees are briefly described below. The Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Compliance and Regulatory Affairs Committee and Strategy Committee are fully independent under the applicable NYSE listing standards and rules of the SEC. The current charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Compliance and Regulatory Affairs Committee are available on the Investor Relations page on our website at www.evolent.com.

Director/Nominee	Audit	Compensation	Nominating and Corporate Governance	Compliance and Regulatory Affairs	Strategy

Toyin Ajayi, MD

Craig Barbarosh		X			X*

Seth Blackley

M. Bridget Duffy, MD			X*	X

Diane Holder	X			X*	X

Russell Glass

Peter Grua		X*			X

Richard Jelinek				X	X

Kim Keck	X*		X

Cheryl Scott†	X	X	X

x	= Committee Member
*	= Chair
†	= Independent Chair

Evolent Health, Inc. Proxy Statement 2024	17

Corporate Governance and Board Structure

Audit Committee

Members:

Kim Keck (Chair)

Cheryl Scott

Diane Holder

Meetings in 2023: Five

The Board has determined that Kim Keck qualifies as an “audit committee financial expert”, as such term is defined in the rules of the SEC, and that Kim Keck, Cheryl Scott and Diane Holder meet the standards of independence required by SEC rules and NYSE listing standards applicable to members of audit committees; the Company’s Audit Committee is fully independent.

The Audit Committee’s responsibilities:

•  Oversees the quality and integrity of our financial statements and accounting practices;

•  Selects and appoints an independent registered public accounting firm, such appointment to be ratified by stockholders at our Annual Meeting;

•  Pre-approves all services to be provided to us by our independent registered public accounting firm;

•  Reviews and evaluates the qualification, performance, fees and independence of our registered public accounting firm;

•  Reviews with our independent registered public accounting firm and our management the plan and scope of the accounting firm’s proposed annual financial audit and quarterly review, including the procedures to be utilized;

•  Reviews with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•  Oversees our internal audit function;

•  Reviews our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations in our periodic reports and other filings with the SEC;

•  Meets with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices and other matters;

•  Discusses earnings releases and reports to rating agencies with our management;

•  Assists our Board in the oversight of our financial structure, financial condition and capital strategy;

•  Administers our policy governing related party transactions; and

•  Oversees our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk assessment policies.

18	Evolent Health, Inc. Proxy Statement 2024

Corporate Governance and Board Structure

Compensation Committee

Members:

Peter Grua (Chair)

Craig Barbarosh

Cheryl Scott

Meetings in 2023: Seven

The Board has determined that all members of the Compensation Committee meet the standards of independence required by SEC rules and NYSE listing standards applicable to service on compensation committees; the Company’s Compensation Committee is fully independent.

The Compensation Committee’s responsibilities:

•  Sets and reviews our general policy regarding executive compensation;

•  Determines the compensation (including salary, bonus, equity-based grants and any other long-term cash compensation) of our chief executive officer and our other executive officers;

•  Oversees our disclosure regarding executive compensation;

•  Administers our executive bonus and equity-based incentive plans;

•  Reviews and makes recommendations to our Board with respect to non-employee director compensation; and

•  Assesses the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hires, approves the fees and oversees the work of, and terminates the services of such advisors.

Except as prohibited by law, applicable regulations of the NYSE, our charter or our third amended and restated by-laws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has directly engaged Exequity as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by Exequity were directed or approved by the Compensation Committee and Exequity reports directly to the Compensation Committee on this assignment. Exequity attended a portion of each of the Compensation Committee meetings during 2023. The Compensation Committee has concluded that no conflict of interest exists with Exequity with respect to the services it provided to the Compensation Committee during 2023. Exequity did not provide any services to the Company or its management other than services to the Compensation Committee and we do not currently expect Exequity to provide other services to the Company while serving as the Compensation Committee’s consultant.

In addition to Exequity, members of our human resources, legal and finance departments support the Compensation Committee in its work management by providing data, analysis and recommendations regarding the Company’s executive and director compensation practices and policies and individual pay recommendations.

Evolent Health, Inc. Proxy Statement 2024	19

Corporate Governance and Board Structure

Compensation Committee Interlocks and Insider Participation

Craig Barbarosh, Peter Grua and Cheryl Scott served on our Compensation Committee during 2023. None of the members of our Compensation Committee has at any time been an officer or employee of the Company. During 2023, none of our executive officers served as a member of the board of directors or a compensation committee of any entity for which a member of our Board or Compensation Committee served as an executive officer.

Nominating and Corporate Governance Committee

Members:

M. Bridget Duffy, MD (Chair)

Kim Keck

Cheryl Scott

Meetings in 2023: Six

The Board has determined that M. Bridget Duffy, MD, Kim Keck and Cheryl Scott meet the standards of independence required by SEC rules and NYSE listing standards; the Company’s Nominating and Corporate Governance Committee is fully independent.

The Nominating and Corporate Governance Committee’s responsibilities:

•  Oversees our corporate governance practices;

•  Reviews our charter, by-laws, committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines, and provides recommendations to the Board regarding possible changes;

•  Evaluates the composition, size, leadership structure and governance of our Board and its committees and makes recommendations regarding the appointment of directors to our committees;

•  Considers stockholder nominees for election to our Board;

•  Evaluates and recommends candidates for election to our Board;

•  Oversees the CEO and management succession planning process;

•  Reviews the Company’s human resources policies and programs;

•  Leads the self-evaluation process of our Board and oversees the Board succession planning process;

•  Oversees the Company’s stockholder engagement program; and

•  Oversees and monitors general governance matters, including communications with stockholders and regulatory developments relating to corporate governance.

Compliance and Regulatory Affairs Committee

Members: Diane Holder (Chair) M. Bridget Duffy, MD Richard Jelinek Meetings in 2023: Four

The Compliance and Regulatory Affairs Committee’s responsibilities:

•  Assists our Board in carrying out its responsibilities relating to regulatory compliance and ethics;

•  Oversees our compliance program;

•  Reviews and recommends for approval our code of business conduct and ethics and other risk oversight documentation;

•  Provides oversight of risks from cybersecurity threats;

•  Oversees our response to regulatory actions; and

•  Reviews corrective measures for issues reported by our partners, our employees and our vendors.

Strategy Committee

Members: Craig Barbarosh (Chair) Peter Grua Diane Holder Richard Jelinek Meetings in 2023: Three	The Strategy Committee of the Board was formed in January 2021 and makes recommendations to the Board with respect to value creation initiatives, including through improvements to the Company’s operations, financial performance, M&A divestitures and overall business strategy and direction.

20	Evolent Health, Inc. Proxy Statement 2024

Corporate Governance and Board Structure

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers and any amendment of the Code of Business Conduct and Ethics may be made only by our Board. We intend to make disclosures of such waivers or amendments required by SEC rules and NYSE listing standards, if any, through publication on our website, www.evolent.com.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Independent Board Chair and CEO, meetings of independent directors, committee composition, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. In 2020, we amended our Corporate Governance Guidelines to, among other important governance enhancements, adopt formal policies to ensure that highly qualified candidates who would bring gender, racial, and/or ethnic diversity to the Board if chosen, are included in any pool of director candidates or candidates for CEO.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines provide that the independent directors serving on the Board will hold an executive session during each Board meeting. The executive sessions are chaired by our Independent Board Chair and facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the Company.

Evolent Health, Inc. Proxy Statement 2024	21

Corporate Governance and Board Structure

Corporate and Social Responsibility

We are committed to corporate and social responsibility and work collaboratively with our stakeholders to promote environmental sustainability, data and privacy security and social responsibility in our business practices. Our Board oversees our corporate and social responsibility programs and is committed to supporting our efforts to operate as a good corporate citizen. We recently formed a sustainability business resource group to harness the input from employees for future evolution of our efforts.

Our Future Forward Approach to Work Pay

We remain anchored by our mission, commitment to the health and safety of our employees, and our core value, “start by listening.” During the pandemic, our employees embraced remote work, while our business, culture and productivity continued to thrive. Based on employee feedback and our active listening through employee surveys, we implemented 100% work from home across our employee population and instituted work from home office set-up support. Today, we believe employees and prospective employees consider our workplace flexibility and culture as differentiators.

Taking Care of Our People

We believe that we have a responsibility to help maintain the health and well-being of our employees. We provide our employees with comprehensive benefits including medical insurance, dental, vision, PTO and 401(k) plan with company match for eligible employees. In addition, we offer fertility support, bariatric surgery, diabetes, and hypertension program offerings, as well as 100% paid pregnancy leave and parental leave. We have also continued to support work from home across our employee population.

Employees and their families can access mental health resources as part of their benefits, covering a spectrum of mental wellness needs. In addition, we have an active employee listening strategy, including employee surveys and personal impact days to promote social improvement engagement, an employee relief fund and holistic wellness initiatives during the year that include yoga, cooking sessions, meditation, and wellness challenges.

We also believe continued development of our talent is good for our employees and our business. We support a culture of growth and development through engaging and relevant resources including Evolent-exclusive live learnings and curated, on-demand content through LinkedIn Learning. Lastly, we maintain a commitment to internal mobility, encouraging employees to grow with us, and leveraging our human capital technology to enable transparency of opportunities for talent across the organization. We believe this not only benefits the personal growth of our employees but allows Evolent to retain key talent.

Diversity, Equity and Inclusion (“DE&I”)

We believe each person’s voice, perspective, and experience can contribute to our ability to change the way healthcare is delivered. We further believe DE&I enhances our culture and leads to a better-run business, populated with a highly motivated workforce, and produces a stronger bottom line. Evolent stands firm behind non-discrimination, is an equal opportunity employer and works to foster an environment where diverse perspectives can grow and lead. Evolent is recognized as a top place to work in healthcare nationally and has demonstrated its commitment to creating a supportive and inclusive workplace through several initiatives over the past several years. We continue to support our employee-led business resource groups that help foster a diverse and inclusive workplace.

We are proud of our progress in cultivating a diverse and supportive workplace. As of December 31, 2023:

50% of Evolent’s managing directors and above levels were women	30% of Evolent’s managing directors and above levels were minorities

We are committed to continuing our progress as a diverse and inclusive workplace. We were named to the Parity.org Best Companies for Women to Advance List 2023 for creating a fair and equitable work environment for women, for four years in a row.

Community Engagement

Evolent has fostered a mission-driven, service-oriented culture through embracing opportunities for our employees to give back to the community in which they live and work. Our formal program, Evolent Cares, promotes civic improvement engagements to help the communities where employees live and work reach their fullest potential. Employees leverage a quarterly personal impact day to engage in community work. By using time, talents, and finances, we are able to have a multiplier and positive effect on our mission to change the way healthcare is delivered.

22	Evolent Health, Inc. Proxy Statement 2024

Corporate Governance and Board Structure

Board’s Role in Risk Oversight

Our Board plays an active role in overseeing management of our risks. The committees of our Board assist our full Board in risk oversight by addressing specific matters within the purview of each committee.

Our Audit Committee focuses on financial compliance (i.e., accounting and financial reporting), as well as internal controls and any audit steps taken in light of material control deficiencies. Our Audit Committee discusses our major financial and other risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Our Compensation Committee focuses primarily on risks relating to executive compensation plans and policies.

Our Nominating and Corporate Governance Committee focuses on reputational and corporate governance risks relating to our company including the independence of our Board.

Our Compliance and Regulatory Affairs Committee focuses on our regulatory compliance and corporate ethics, as well as risks with respect of cybersecurity and privacy.

While each of these committees is responsible for evaluating certain risks and overseeing the management of such risks, our full Board remains regularly informed regarding such risks through committee reports and otherwise. In addition, our Board and these committees receive regular reports from our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and other members of senior management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, financial and reputational risks. We believe the leadership structure of our Board supports and promotes effective risk management and oversight.

Cybersecurity Oversight

The Compliance and Regulatory Affairs Committee of the Board (the “Compliance and Regulatory Affairs Committee”) provides oversight of risks from cybersecurity threats. The Compliance and Regulatory Affairs Committee receives updates from our Chief Information Security Officer (“CISO”) and other members of management to, among other items, review material cybersecurity incidents, review key metrics on our cybersecurity program and related risk management programs, and discuss our cybersecurity programs and goals. The Compliance and Regulatory Affairs Committee updates the full Board on matters relating to cybersecurity. The Audit Committee of the Board provides an additional layer of cybersecurity oversight on specific financial matters.

Our management disclosure and compliance committees, which include representatives from our legal, financial and accounting and information technology (“IT”) teams, meet at least quarterly to monitor potential risks and review procedures and controls relating to cybersecurity. Management periodically assesses such risks and assists in the implementation of policies and procedures related to cybersecurity risk oversight in conjunction with the Compliance and Regulatory Affairs Committee.

Our CISO is responsible for assessing and managing the Company’s material risks from cybersecurity threats. Our CISO has served in this role for the past four years and has more than 25 years of experience in the aggregate in various roles involving managing information security, technology infrastructure, IT operations and developing cybersecurity strategy, and is a Certified Information Systems Security Professional (CISSP).

Our CISO is informed about and monitors the prevention, detection, mitigation and remediation of cybersecurity incidents through the management of and participation in the cybersecurity risk management and strategy process described above, including the operation of our incident response plan. As discussed above, our CISO reports to the Compliance and Regulatory Affairs Committee about the risks from cybersecurity threats among other cybersecurity related matters and meets regularly with our Chief Technology Officer.

Evolent Health, Inc. Proxy Statement 2024	23

Corporate Governance and Board Structure

Director Independence

Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE and SEC rules. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and SEC rules: Toyin Ajayi, MD, Craig Barbarosh, M. Bridget Duffy, MD, Russell Glass, Peter Grua, Diane Holder, Richard Jelinek, Kim Keck and Cheryl Scott. In determining the independence of Diane Holder, who is an employee of UPMC, our Board considered UPMC’s former investment in the Company, as well as commercial and other agreements between the Company and UPMC, but did not view these factors as materially impacting its independence determination.

Communications with the Board

Stockholders and other interested parties who wish to communicate with our Board, our Independent Board Chair, Cheryl Scott, our independent or non-employee directors as a group, any of the committees or any of the individual non-employee directors may do so by sending a letter to the intended recipient, in the care of our Secretary, at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209. Such correspondence will be relayed to the appropriate director or directors as appropriate.

Stockholders may communicate with Mr. Blackley, the Board’s employee-director, by sending a letter addressed to the intended recipient at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209.

Identification of Director Candidates

On an annual basis, our Board conducts a formal board self-evaluation led by our Nominating and Corporate Governance Committee to determine targeted focus areas. Our Board continually assesses and evaluates its composition, taking into account, among other things, the experience, skills, background and diversity of its members. The Nominating and Corporate Governance Committee evaluates director candidates in accordance with the director membership criteria described in our Corporate Governance Guidelines and our policy statement regarding director nominations. In addition, pursuant to our Corporate Governance Guidelines, we are committed to including in any pool of director candidates for consideration highly qualified candidates who would bring gender, racial, and/or ethnic diversity to the Board if chosen. In addition to satisfying relevant independence standards and the requirements of Section 8 of the Clayton Act, the following are the minimum qualifications that candidates for the Board must possess:

•	Minimum of 21 years of age at the time they commence their term and will not be eligible for nomination or re-nomination to the Board if they are older than age 75;

•	Demonstrated reputation for integrity, judgment, acumen and high professional and personal ethics;

•	Financial literacy and significant experience at the policy-making level in business, government or the non-profit sector;

•	Time and ability to make a constructive contribution to the Board, and a clear commitment to fulfilling fiduciary duties and serving the interests of all the Company’s stockholders; and

•

An expectation of regularly attending meetings, staying informed about the Company and its businesses, participating in the discussions of the Board and its committees, complying with applicable Company policies, and taking an interest in the Company’s businesses and providing advice and counsel to the Chief Executive Officer.

The Nominating and Corporate Governance Committee reviews a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of the individual as well as the overall composition of our Board in light of the Company’s current and expected structure and business needs,

24	Evolent Health, Inc. Proxy Statement 2024

Corporate Governance and Board Structure

regulatory requirements, the diversity of viewpoints represented on the Board and committee membership requirements. The Nominating and Corporate Governance Committee evaluates a candidate’s professional skills and background, experience at the policy-making level in the business, government or non-profit sectors or as a director of a widely-held public corporation, financial literacy, age, independence and past performance (in the case of incumbent candidates), along with qualities expected of all directors, including integrity, judgment, acumen, high professional and personal ethics, familiarity with our business and the time and ability to make a constructive contribution to our Board. The Nominating and Corporate Governance Committee believes it would be desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee considers and reviews all candidates in the same manner regardless of the source of the recommendation. Our third amended and restated by-laws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are discussed under the heading “Other Matters—Stockholder Proposals” in this proxy statement.

Corporate Governance Policies Related to Compensation and Equity

Please refer to the “Compensation Discussion and Analysis—Corporate Governance Policies” section of this proxy statement for discussion of our policies with respect to prohibiting derivative trading, hedging and pledging, clawback of compensation, stock ownership guidelines and the tax deductibility of compensation.

Evolent Health, Inc. Proxy Statement 2024	25

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) focuses on the Company’s 2023 compensation programs, actions and outputs relative to the Company’s 2023 performance. These compensation decisions reflect the Compensation Committee’s application of the Company’s compensation philosophy, plan objectives and performance standards against financial and individual executive performance through the end of 2023. The Company experienced a 17.6% increase in the stock price during 2023 due in part to the Company’s operational performance. As described further in this CD&A, the Company’s executive compensation programs strongly align realized compensation outcomes with the Company’s stock price performance.

Named Executive Officers (“NEOs”)

This CD&A describes the compensation of our NEOs named in the Summary Compensation Table for 20231:

Seth Blackley

Chief Executive Officer

John Johnson

Chief Financial Officer

Daniel McCarthy

President

Emily Rafferty(1)

Chief Operating Officer

Jonathan Weinberg

General Counsel

Steve Tutewohl(1)

Former Chief Operating Officer

(1)

Ms. Rafferty was appointed Chief Operating Officer, effective July 3, 2023. Mr. Tutewohl departed from his position of Chief Operating Officer effective July 3, 2023, and remained an employee with the Company in a transitional role through July 31, 2023.

2023 Highlights

Below are highlights of our performance in 2023:

Revenue	Average Unique Members[1]	Adjusted EBITDA[2]
$1,963.9 million	41.3 million	$194.7 million

(1)	As of December 31, 2023. See Appendix A for the definition of Average Unique Members.

(2)

Non-GAAP measure, see Appendix A for definition and reconciliation to net loss attributable to common shareholders of Evolent Health, Inc. Net loss attributable to common shareholders of Evolent Health, Inc. was $142.3 million for the year ended December 31, 2023.

Strategy Overview

Evolent was founded in 2011 with a mission to change the health of the nation by changing the way healthcare is delivered. Our mission remains the same today. Our sharpened focus on specialty care reflects our goal of accelerating our mission.

We are a market leader in connecting care for people with complex conditions like cancer, cardiovascular disease, and musculoskeletal diagnoses. We work on behalf of health plans and other risk-bearing entities and payers (our customers) to support physicians and other healthcare providers (our users) in providing

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Compensation Discussion and Analysis

high quality evidence-based care to their patients. We believe adherence to evidence-based clinical pathways supports better outcomes for patients, a better experience for physicians, and lower costs for the healthcare system overall. Specialty care represents a significant and fast-growing portion of healthcare costs in the U.S., driven in part by the pace of development of new therapies and treatments. To manage these increasing costs, some health plans and other risk-bearing entities historically deployed cost containment strategies that can limit access to care and operate in narrow silos (for example, prior authorization for radiological studies being considered independently from a comprehensive chemotherapy regimen). We believe Evolent can bring an integrated approach to a patient’s condition across multiple specialties, using technology to recommend our evidence-based clinical pathways in a way that provides rapid feedback to the provider, seeks to remove barriers to care, and aligns financial incentives with the best evidence.

We have three primary solutions: (i) specialty care management services, (ii) total cost of care management and (iii) administrative services. Our partners may engage us to provide one, or multiple types of solutions, depending on their specific needs.

Year in Review

Evolent finished 2023 with revenue of $1,963.9 million, growth of 45.3% compared to the year ended December 31, 2022. Net loss attributable to common shareholders was $142.3 million, and Adjusted EBITDA was $194.7 million1 for the year, representing growth of 83% as compared to the prior year. We exceeded our initial outlook for revenue and met our initial outlook for Adjusted EBITDA because of strong organic growth, as we expanded new client relationships and the average value of those relationships. We also enjoyed natural growth within our prior year of business as we added new lives and lines of business that had a positive impact on our pricing mix. In addition to strong growth in revenue and various metrics for profitability, Evolent continued to demonstrate the considerable positive and consistent operating cash flow characteristics of its portfolio. We finished the year with $192.8 million in cash and cash equivalents. Our cash flow generative capabilities have allowed the Company to fund continued investments in people, technology and solutions. In addition, the Company had the flexibility and resources to deploy growth capital to expand its portfolio and accelerate its strategy through accretive acquisitions.

The Company’s strategy continues to be grounded in three core operating principles intended to benefit all stakeholders. These principles are (1) driving strong organic growth in our core solutions; (2) expanding Adjusted EBITDA margins and cashflow through operational excellence and performance on behalf of our partners; and (3) prudent capital allocation to drive growth.

Our operational and clinical achievements across 2023 include:

•	Management of 41,340 Average Unique Members during 2023, compared to 16,223 during 2022.

•

Closed the acquisition of National Imaging Associates, Inc. (“NIA”), a specialty care management company. This acquisition accelerated Evolent’s position as a leading multi-specialty independent partner for managing vulnerable patients who are experiencing complex health issues.

•	Added more than 54 million lives to our Specialty Technology and Services Suite, many of which were a result of our NIA acquisition.

•	Achieved an employee engagement score of approximately 85%, placing Evolent above benchmarks for this metric.

•

Continued recognition on the Parity.org Best Companies for Women to Advance List 2023. This list recognizes organizations that have implemented a mix of exemplary benefits, policies and programs that ensure women have significant opportunities to advance their careers.

(1)	Non-GAAP measure, see Appendix A for definition and reconciliation to net loss attributable to common shareholders of Evolent Health, Inc.

Evolent Health, Inc. Proxy Statement 2024	27

Compensation Discussion and Analysis

Evolving Compensation Program Practices and Responsiveness to Stockholder Engagement

Our compensation programs are designed to focus our leaders on the key areas that drive the business forward and align with the short-term and long-term interests of our stockholders. The Compensation Committee considers many factors when determining our executive’s compensation plans, including financial results, progress on strategic priorities, market trends and stockholder feedback. In the last year, the Compensation Committee continues to adjust our peer group to align with Evolent’s growth and evolving competitive and governance practices, address feedback from our stockholders, and strengthen the link of pay to performance.

Below is a detailed summary of Evolent’s compensation practices for our NEOs, which align with our compensation philosophy and are in the best interests of our Company and stockholders.

What We Do	What We Don’t Do

  Strong emphasis on performance-based compensation, with a significant portion of NEO compensation tied to Company performance

  Mix of compensation that emphasizes both short-term and long-term incentives

  PSU grants that may be earned based on aggressive cumulative Adjusted EBITDA and revenue growth targets to better align our pay with the Company’s sustained financial and operating performance and stockholders’ interests

  Significant stock ownership and holding restrictions for NEOs

  Market-aligned change in control and severance agreements for certain executives, with double trigger change in control acceleration provisions

  Benchmarking against a thoughtfully assembled and representative peer group as well as reference to additional comparative data when appropriate

  Acceleration of equity in connection with a termination of employment conditioned upon a release of claims and compliance with restrictive covenants

  Compensation decisions for NEOs made by an independent compensation committee advised by an independent compensation consultant

  Annual compensation program risk assessment

  Annual say-on-pay vote

  At-will employment for NEOs

  No incentives that encourage excessive risk-taking

  No guaranteed incentive awards for executives

  No excise or other tax gross ups on change in control payments

  No perquisites for NEOs other than benefits generally available to our other employees

  No hedging, pledging or short sales of Company stock

  No “single-trigger” change in control acceleration of equity awards

  No dividend equivalent rights on unvested restricted stock units or options

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Compensation Discussion and Analysis

Our 2023 Executive Compensation Program and Practices

The Compensation Committee believes that our executive compensation program is appropriately designed to advance stockholder interests through effective performance-based incentives with retention features. The primary components and associated purposes of our effective compensation program are as follows:

Category	Core Component	Objective/Features

Salary	Base Salary	Ongoing cash compensation based on the executive officer’s role and responsibilities, individual job performance and experience. We use base salary to provide the security of a competitive fixed cash payment for services rendered.

Short-Term Cash Incentives	Annual Cash Incentives	For 2023, short-term incentive payments were determined taking into account financial and operational/strategic goals, and an individual leadership assessment.

Long-Term Equity Incentives	Restricted Stock Units	Restricted stock units (“RSUs”) are used to provide a retentive element to our compensation program while still tying the value of the award to the performance of our stock. All RSUs granted as part of our long-term incentive plan in 2023 vest ratably in equal installments on each of the first three anniversaries of the grant date. The vesting schedule helps ensure executives are continuously tied to share price performance and thinking long-term.

	Performance Stock Units	Performance stock units (“PSUs”) are used to better align long-term compensation with sustained financial and operating performance, as measured by aggressive cumulative Adjusted EBITDA and revenue growth targets over a three-year period.

Other	Miscellaneous	We provide other benefits that are competitive and consistent with the market. We offer general health and welfare benefits. Retirement benefits are generally limited to participation in a tax-qualified 401(k) plan, which includes a one-time discretionary Company match at the end of the calendar year.

Under our executive compensation program, performance-based incentive compensation comprises a substantial portion of target compensation, and our executive officers have a larger percentage of target compensation at-risk than is fixed relative to total compensation (91% for our CEO, including 66% performance-based compensation (not including time-vested equity), and 87% for our other NEOs combined). The Compensation Committee takes a total rewards approach, considering each component of compensation collectively with other components when establishing the forms, components, and levels of compensation for our executive officers. In determining the appropriate mix of compensation elements for each executive officer, our compensation program seeks to provide a balance between the various components by rewarding performance through annual performance-based cash incentive compensation, which encourages achieving and exceeding annual goals to advance our long-term growth strategy, and through long-term equity incentive compensation to align our executive officers’ interests with those of our stockholders.

Evolent Health, Inc. Proxy Statement 2024	29

Compensation Discussion and Analysis

Compensation Mix(1)

CEO: Target Pay	Other NEOs: Target Pay

(1)

Consists of 2023 base salary (as reported in the Salary column of the 2023 Summary Compensation Table), 2023 target annual incentive opportunity, long-term incentive awards granted in 2023 (as reported in the Stock Awards column of the 2023 Summary Compensation Table) and other compensation (as reported in the All Other Compensation column of the 2023 Summary Compensation Table).

Objectives of our Executive Compensation Program

Our compensation philosophy for executive officers aims to provide incentives to achieve both short- and long-term business objectives, align the interests of our executive officers and stockholders, and ensure that we can hire and retain talented individuals in a competitive marketplace.

Key objectives of our executive compensation program are as follows:

•	Attract and retain highly qualified and impactful executives;

•	Motivate executives to enhance our overall business performance and profitability through the successful execution of the Company’s focused short- and long-term business strategies;

•	Align the long-term interests of our executives and stockholders through the ownership of Company stock by executives and by rewarding stockholder value creation;

•	Deliver an externally competitive and transparent total compensation structure;

•	Reflect our pay-for-performance philosophy; and

•	Ensure that compensation opportunities are competitive with the market, and rewards are based on business outcomes.

Role of the Compensation Committee and the CEO

The Board has delegated to the Compensation Committee the responsibility of overseeing the administration of the Company’s compensation plans and the preparation of all reports and documents required by the rules and regulations of the SEC. The Compensation Committee annually reviews and approves the corporate goals and objectives upon which the executive compensation program is based. The Compensation Committee evaluates the CEO’s performance against these goals and objectives. Furthermore, the Compensation Committee reviews and makes recommendations to the Board with respect to any incentive compensation plans, including equity-based plans, to be adopted or submitted to the Company’s stockholders for approval.

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Compensation Discussion and Analysis

The Compensation Committee meets at least quarterly throughout the year and may meet more often, as required to address ongoing events. In 2023, the Compensation Committee met seven times. Meeting agendas are determined by the Chair of the Compensation Committee with the assistance of our CEO. Our CEO attended all seven Compensation Committee meetings in 2023, and representatives from the Compensation Committee’s independent compensation consultant, Exequity, attended all seven meetings in 2023. At the Compensation Committee meetings, our CEO made recommendations to the Compensation Committee regarding the annual base salary, annual cash incentive compensation and equity compensation of our NEOs (other than our CEO).

Compensation Setting Process

The Compensation Committee makes compensation determinations for our CEO after consideration of individual and Company performance for the year, along with an examination of external market data of our industry peer group, as described below under “Use of Peer Companies.”

The Compensation Committee makes compensation determinations for our NEOs other than our CEO based on recommendations made by our CEO, taking into account each NEO’s individual performance (with an assessment of the individual’s accomplishments provided by our CEO) and Company performance, along with an examination of external market data of our industry peer group, as described below under “Use of Peer Companies.”

Role of the Independent Compensation Consultant

The Compensation Committee retained Exequity as its independent compensation consultant during fiscal 2023. The Compensation Committee assessed the independence of Exequity and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that Exequity is independent. Exequity took guidance from and reported directly to the Compensation Committee. Exequity advised the Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our NEOs during 2023. At the request of the Compensation Committee, Exequity performed the following services, among others, to inform the Compensation Committee’s decisions regarding executive compensation for 2023:

•	Developed a peer group to provide context for the range of appropriate compensation for NEOs and compensation program designs;

•

Conducted a market review and analysis for our NEOs to determine whether their targeted total direct compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

•	Assisted in the development of short- and long-term incentive design;

•	Kept the Compensation Committee aware of executive and director compensation trends and developments and

•	Attended Compensation Committee meetings, as requested, to discuss these items.

All services performed for us by Exequity during 2023 were related to executive and non-employee director compensation.

Use of Peer Companies

The Compensation Committee reviewed the Company’s peer group to determine if revisions were needed for 2023 based on changes affecting either the Company or any of the peer group companies. Our process focused on reviewing companies within related industries to develop an array of peer benchmarks that balance industry focus, revenue size, market capitalization, and the competitive market for talent.

Based on guidance from Exequity, and the application of the scoping factors highlighted above, the Compensation Committee adjusted the peer group. In so doing, the Compensation Committee removed

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Compensation Discussion and Analysis

Inovalon Holdings, Inc. as it was acquired by an equity consortium led by Nordic Capital in November 2021, Natus Medical Incorporated as it was acquired by ArchiMed in July 2022, and Tivity Health, Inc. as it was acquired by Stone Point Capital in June 2022. To replace the companies removed from the peer group and ensure an ongoing robust sampling of peer executive compensation data, the Compensation Committee also added new peer companies, including Amedisys, Inc., Apollo Medical Holdings, Inc., Health Catalyst, Inc., Omnicell, Inc., and Teladoc Health, Inc. Following the addition of these companies, the Company’s main peer group reflected a balance of proper industry focus and an array of companies within a reasonable range of revenue size and market capitalization relative to the Company, as further described below.

All of the peer companies are publicly traded and demonstrate appropriate revenue size and industry focus or a level of complexity and business model similar to ours. For the purposes of the Compensation Committee’s review and approval of the peer group in early September 2022, our market capitalization was at the peer group 59th percentile, and our revenues rested at the peer group 41st percentile, based on trailing 12-month (“TTM”) financial information available as of September 9, 2022. The 2023 peer group consisted of the following companies:

Amedisys, Inc.	Omnicell, Inc.
Apollo Medical Holdings, Inc. (now Astrana Health, Inc.)	Pediatrix Medical Group, Inc.
CorVel Corporation	Premier, Inc.
Health Catalyst, Inc.	R1 RCM Inc.
HealthEquity, Inc.	RadNet, Inc.
Huron Consulting Group Inc.	Surgery Partners, Inc.
LHC Group, Inc	Teladoc Health, Inc.
NextGen Healthcare, Inc.	Veradigm Inc.

	Revenue (TTM as of 9/9/22, in millions)	Revenue (FY 2022, in millions)	Revenue (FY 2023, in millions)(1)	Market Capitalization (as of 9/9/22, in millions)	Market Capitalization (as of 12/31/22, in millions)	Market Capitalization (as of 12/31/23, in millions)(1)
Evolent Health, Inc.	$1,088	$1,352	$1,964	$3,840	$2,798	$3,797
Evolent Health, Inc. Percentile Rank	41%	43%	69%	59%	61%	73%
Peer Group 75th Percentile	$2,004	$2,035	$2,176	$4,768	$3,911	$3,903
Peer Group Median	$1,310	$1,431	$1,445	$2,722	$2,380	$2,518
Peer Group 25th Percentile	$915	$1,038	$1,194	$1,454	$1,328	$1,707

(1)	Peer group figures exclude LHC Group, Inc., which was acquired in February 2023 by UnitedHealth Group, and NextGen Healthcare, Inc which was acquired in November 2023 by Thoma Bravo.

Consistent with 2022, in 2023 the Compensation Committee also considered compensation data for an additional array of emerging healthcare disruptor organizations, mainly to provide additional reference related to pay practices across the broader industry as additional information related to pay decisions for Mr. McCarthy in particular. At the time the Compensation Committee reviewed comparative pay data in November 2022, median TTM revenues as of October 24, 2022 for this array of companies was $1.1B million and median market capitalization as of October 24, 2022 was $2.3 billion.

Compensation data from public filings of companies in our peer group and the reference organizations described above and from published surveys formed the basis of the competitive benchmarking analysis and pay mix comparison. The data provided a useful reference point in the Compensation Committee’s efforts to appropriately align target total executive compensation to that of our peers, which affords our

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Compensation Discussion and Analysis

NEOs the opportunity to earn above-target level of compensation for exceptional performance that could be expected to increase value for stockholders, while providing that they would earn less than targeted compensation if the Company’s performance failed to meet expectations.

In determining the structure of our executive compensation program, as well as the individual pay levels of our NEOs the Compensation Committee reviewed competitive market data provided by Exequity, which compared the various elements of compensation provided to our executive officers, relative to compensation paid to individuals holding similar positions at companies in our executive compensation peer group. Exequity worked with the Compensation Committee and management to assess the data and review our compensation practices. The table below summarizes the relative positioning of target total compensation opportunities for our senior executives vs. the 2023 peer group as of the time the Compensation Committee reviewed executive pay benchmarking in November 2022, prior to making pay decisions for 2023.

Target Pay vs. Peer Median by Elements of Program
	CEO	All other Sr. Executives Benchmarked
Base Salary	(26)%	(14)%
Target Bonus	(30)%	(18)%
Target Total Cash	(30)%	(16)%
Long-term Incentive	13%	3%
Target Total Compensation	8%	2%

Given our executives’ progression in their roles and generally superior performance, the Compensation Committee approved significant pay increases (particularly with respect to long-term incentive opportunities) to continue to align compensation with shareholder interests as well as company and individual performance.

Say-on-Pay Vote and Compensation Actions Taken

In 2023, we received approximately 98.1% approval on our advisory vote to approve NEO compensation. We considered this in general as an affirmation that our stockholders support our executive compensation program. As detailed in the “Corporate Governance—Stockholder Engagement” section, we regularly engage in investor outreach to better understand our investors’ concerns and to solicit feedback on our governance practices, including our executive compensation program. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our stockholders to understand their views on our executive compensation program and practices. The Compensation Committee will consider the outcome of say-on-pay votes and is devoted to consistently reviewing and enhancing our compensation programs.

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Compensation Discussion and Analysis

Elements of our Compensation Program

Base Salary

The Compensation Committee reviews NEO base salaries each year (or otherwise at the time of a new hire or promotion) and makes any adjustments it deems necessary. In setting base salaries, the Compensation Committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individuals in similar positions and advice from our independent compensation consultant. The Compensation Committee gives no specific weighting to any one factor in setting the level of base salary. The table below summarizes the Compensation Committee’s decisions related to base salary throughout the year. Except as noted in the footnotes below the table, base salary increases approved by the Compensation Committee for 2023 were intended to reflect market adjustments, based on the positioning of our NEOs’ base salaries as summarized in the table above entitled, “Target Pay vs. Peer Median by Elements of Program.”

Name	Total 2022 Base Salary	Base Salary Prior to 2023 Annual Cycle Increase	2023 Base Salary Following Increase as Part of Annual Cycle(1)	2023 Base Salary Following Off-Cycle Adjustment(2)	Prorated 2023 Base Salary(3)	$ Increase: Total 2023 vs. 2022	Percentage Increase: Total 2023 vs 2022
Seth Blackley	$683,333	$700,000	$800,000	—	$783,333	$100,000	+15%
John Johnson	432,292	460,000	500,000	—	493,333	61,041	+14%
Daniel McCarthy	432,292	460,000	550,000	—	535,000	102,708	+24%
Emily Rafferty	357,000	357,000	375,000	$400,000	384,500	27,500	+8
Jonathan Weinberg	405,625	425,000	425,000	—	425,000	19,375	+5%
Steve Tutewohl	395,833	400,000	400,000	—	233,333	N/A	N/A

(1)	Reflects base salaries effective March 1, 2023 in connection with annual increases based on market adjustment and individual performance.
(2)	Reflects base salary effective July 1, 2023. Ms. Rafferty’s off- cycle adjustment was related to her promotion to Chief Operating Officer.
(3)	Reflects total base salary paid in 2023, inclusive of all adjustments noted, and is as reflected in Summary Compensation Table.

Annual Cash Incentive Plan

Under our annual performance-based short-term cash incentive plan, which we refer to as the 2023 Bonus Plan, we provide our NEOs with the opportunity to receive a variable, at-risk cash payment. Payments under the 2023 Bonus Plan to our NEOs are determined at the discretion of our Compensation Committee, and, in the case of our NEOs other than Mr. Blackley, on recommendations made by Mr. Blackley, considering the executive’s performance as rated on a five-point scale against predetermined performance goals.

Each of our NEO’s threshold bonus opportunities, which correspond to three out of five points (or a rating of “meets expectations”), target bonus opportunities, which correspond to four out of five points (or a rating of “exceeds expectations”) and maximum bonus opportunities, which correspond to five out of five points (or a rating of “exceptional performance”) under the 2023 Bonus Plan are set forth in the table below. Bonuses are not awarded in the event of overall performance below the threshold level.

Name	Threshold (Meets Expectations)	Target (Exceeds Expectations)	Maximum (Exceptional Performance)
Seth Blackley	$400,000	$800,000	$1,200,000
John Johnson	250,000	375,000	625,000
Daniel McCarthy	275,000	550,000	825,000
Emily Rafferty	100,000	200,000	300,000
Jonathan Weinberg	212,500	318,750	425,000
Steve Tutewohl	200,000	400,000	600,000

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Compensation Discussion and Analysis

Short-term incentive payments are based, at the discretion of the Compensation Committee, 85% on the attainment of company-wide financial objectives, 15% on team and strategy goals and a personal leadership assessment, each assessed with reference to the Compensation Committee’s five-point scale.

The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, then considers all facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions of the executives, in making final award determinations.

Company-Wide Financial Performance Objectives

We value the link between performance and payout. In establishing the 2023 Bonus Plan, the quantitative company-wide financial objectives against which our executives are measured included Adjusted EBITDA, revenue bookings growth, and quarterly EBITDA exit run rate. The Compensation Committee used these quantitative company-wide performance objectives because it believes they are key determinants of stockholder value and offer a comprehensive and clear measure of the Company’s performance.

To qualify for target payout under the 2023 Bonus Plan, our Adjusted EBITDA was required to be at least $167 million, our revenue bookings growth was required to be at least +20%, and our quarterly EBITDA exit run rate was required to be at least $40 million.

The table below sets forth the company-wide financial objectives and actual performance under the 2023 Bonus Plan.

Metric	Target	Maximum			Actual	Committee Assessment
Adjusted EBITDA	$167 million	$	192 million	$	195 million	Maximum – Exceptional Performance
Revenue Bookings Growth	+20%	$	>+25%	$	+29%	Maximum – Exceptional Performance
Quarterly Exit Run Rate	$ 40 million	$	50 million	$	51 million	Maximum – Exceptional Performance

Team and Strategy Goals

We believe Company performance is best measured with reference to both financial and qualitative operational measures. The Compensation Committee establishes goals that it believes align with our evolving strategic vision and that are considered achievable, but not without rigorous effort.

The table below sets forth the company-wide team and strategy goals under the 2023 Bonus Plan.

Team and Strategy Goals	Range of Outcomes	Committee Assessment
Fall engagement score 80%+	• 85% engagement	Maximum – Exceptional Performance
Fill 40% of open roles with Internal Transfers (up from 17%)	• 37.7% internal mobility	Near Maximum – Exceptional Performance
Strong engagement and understanding of OneEvolent	• 80% understanding of Evolent’s goals and transformation strategy	Maximum – Exceptional Performance

Personal Leadership Assessment

The final component of the Compensation Committee’s review of executive performance under the 2023 Bonus Plan is an individualized personal leadership assessment of each NEO. The personal leadership assessment considered achievement by each NEO against pre-determined department leadership goals, changes in responsibility levels, and input obtained from other members of the Company’s senior management and included 360-degree feedback to consider what was accomplished and how it was accomplished. The Compensation Committee does not give specific weight to any individual goal but leverages feedback to determine the final assessment.

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Compensation Discussion and Analysis

2023 Bonus Plan Payout Results

After evaluating how well each NEO performed his or her job, based on both qualitative and quantitative results, along with guidance from the CEO in the case of Mr. Johnson, Mr. McCarthy, Ms. Rafferty, Mr. Tutewohl and Mr. Weinberg, our Compensation Committee determined, in its discretion, to award an annual bonus to Mr. McCarthy in an incremental amount above the “Maximum” bonus to reflect his expanded role and responsibilities in the restructured organization and specialty strategy. Specifically, the incremental amount of bonus award was based on the following: Mr. McCarthy’s leadership and impact in the Company’s 2023 results and growth, outsized role in repositioning the organization and driving delivery on the Company’s specialty and product goals. An annual bonus was awarded to each of Mr. Blackley, Mr. Johnson, Mr. McCarthy, Ms. Rafferty, and Mr. Weinberg at “Maximum” based on Company performance as described above and individual performance for each executive. An annual bonus was awarded to Mr. Tutewohl at “Target” based on the performance of the administrative services business and his contributions and leadership in supporting the Company’s repositioning.

Each of these amounts is included in the “Bonus” column of the Summary Compensation Table in this proxy statement. The Compensation Committee’s review is not a formula-based process, but rather involves the exercise of discretion and judgment. This enables the Compensation Committee to differentiate among NEOs and emphasize the link between personal performance and compensation. All amounts earned under the 2023 Bonus Plan were paid to participants in the first quarter of 2024.

Name	Threshold	Target	Maximum	Overall Committee Assessment	Bonus Payout
Seth Blackley	$400,000	$800,000	$1,200,000	Maximum	$1,200,000
John Johnson	250,000	375,000	625,000	Maximum	625,000
Daniel McCarthy	275,000	550,000	825,000	Above Maximum	850,000
Emily Rafferty	100,000	200,000	300,000	Maximum	300,000
Jonathan Weinberg	212,500	318,750	425,000	Maximum	425,000
Steve Tutewohl	200,000	400,000	600,000	Target	232,329

Long-Term Equity Compensation

As part of our annual equity award grants, in March 2023, our Compensation Committee approved the grant of equity-based awards under the Evolent Health, Inc. 2015 Omnibus Incentive Compensation Plan (as amended, the “2015 Plan”) to certain of our employees, including our NEOs, in the form of performance-based PSUs and time-based RSUs. To balance the LTI risk for Mr. Blackley, the Compensation Committee determined to award Mr. Blackley at approximately 70% PSU/30% RSU, which was the same mix as in 2022. The Compensation Committee also awarded Messrs. Johnson and McCarthy approximately 70% PSU/30% RSU as part of the annual LTI grant, which was the same mix as 2022. Further, to continue to align with performance and financials for the other NEOs, the Compensation Committee awarded Ms. Rafferty, Mr. Weinberg and Mr. Tutewohl approximately 50% PSU/50% RSU for the 2023 long-term equity compensation awards, in the cases of Ms. Rafferty and Mr. Weinberg increasing the weighing of the PSU component to align executives’ long term incentive opportunities with sustained company performance and promote increased shareholder alignment. For our NEOs, 2023 grant amounts were determined and established to deliver the total target compensation opportunity within an acceptable range of the peer group median for each respective position. The Compensation Committee considers its long-term equity compensation program to be a key component of the executive officer compensation program to motivate and reward executive officers over the long term and further align the interests of our executives with those of our stockholders.

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Compensation Discussion and Analysis

2023 Performance Stock Units

On March 1, 2023, Mr. Blackley, Mr. Johnson, Mr. McCarthy, Ms. Rafferty, Mr. Weinberg and Mr. Tutewohl each received a grant of PSUs. The design of the PSUs serves to align management’s interests with those of long-term stockholders, incentivize decisions that promote appreciation of stockholder value and create retentive value over an established horizon. Given the criticality of Adjusted EBITDA and revenue as performance indicators for the Company, the Compensation Committee believes that an evaluation of sustained three-year Adjusted EBITDA performance and three-year revenue growth are appropriate complements to the annual evaluation of Adjusted EBITDA and annual revenue growth under the 2023 Bonus Plan. Shares are earned based on a sliding scale of performance above and below the performance goal. The sliding scale is anchored by a minimum performance requirement of company value. Under the PSU agreements, company value is calculated using a formula based on revenue growth and cumulative Adjusted EBITDA, as adjusted for any business acquired during the period. The Compensation Committee believes that the terms of the agreements governing the PSUs incentivize judicious use of capital in addition to adjusting targets based on Adjusted EBITDA and revenue attributable to acquired businesses. If the minimum performance goal is not achieved, then no PSUs are earned. If 100% of the performance goal is achieved, then the award is paid at target and if the maximum performance is achieved, then 250% of the targeted shares underlying the PSU are earned. If the company value falls between tiers on the sliding scale, the actual company value payout percentage is determined by linear interpolation between the percentages on a straight-line basis.

On July 1, 2023, Mr. McCarthy and Ms. Rafferty each received a supplemental grant of PSUs to recognize their expanded roles and impact on Evolent’s new structure and broader strategy of becoming a more consolidated customer-centric company. These supplemental PSUs are subject to the same terms and conditions as the March 1, 2023 grants of PSUs and are detailed further in the table below on page 38, the Summary Compensation Table, and the Grants of Plan Based Awards Table.

Modified 2022 Performance Stock Units

In light of the Company’s recent focus on a specialty-led strategy, on April 3, 2023, the Compensation Committee adopted an amendment to the 2022 PSUs to modify the Business Unit performance metrics. Among NEOs, this modification impacted only Mr. McCarthy and Ms. Rafferty. Under the modified 2022 PSUs, the Adjusted EBITDA and revenue growth performance goals for each Business Unit were replaced with Adjusted EBITDA and revenue growth metrics for the Company for the remainder of the three-year performance period, with an adjustment made upon vesting for expected Business Unit performance results for the period prior to the modification. The decision to modify the PSUs came after a strategic evaluation in which the Compensation Committee considered the Company’s continued integration of core operations under one go-to-market platform. The Company believes that the modified 2022 PSUs serve to further align and incentivize management interests with stockholder value, while at the same time further aligning the approach to the PSUs with the Company’s broader strategy of becoming a more consolidated customer-centric company. The amendment was structured such that the expected value of the 2022 PSUs after the adoption of the amendment was equivalent to the expected value of the 2022 PSUs immediately prior to the adoption of the amendment. The impact of the modifications to Mr. McCarthy and Ms. Rafferty’s 2022 PSUs is detailed in the Summary Compensation Table and in the associated footnotes.

Restricted Stock Units

On March 1, 2023, each of the NEOs received grants of equity awards in the form of time-based RSUs. The RSUs vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued employment through such date. RSUs are fair value awards that fluctuate with the upward and downward movement of the Company’s stock price. These awards serve to align management’s interest with those of stockholders, while at the same time creating more stability by providing an incentive for holders of RSUs to remain with the Company even if our stock price declines after the grant date.

Grants of stock-based awards to our NEOs are generally made as part of the broad grant to other Company employees, which occurs annually, typically in the first quarter of the calendar year. The timing

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Compensation Discussion and Analysis

of annual grants generally is dictated by the timing of the completion of performance reviews and the timing of decisions regarding other forms of direct compensation. Stock-based awards are made under the terms of the Company’s 2015 Plan and, in the case of stock options, are granted with an exercise price equal to the closing price of our common stock on the grant date, as reported on the NYSE.

In connection with Mr. Tutewohl’s departure as Chief Operating Officer, effective July 3, 2023, he received a supplemental grant of RSUs on July 1, 2023 to recognize his contribution to the transition of Evolent’s new structure during his employment and as additional consideration for obtaining a release of claims in connection with his termination. For further information on Mr. Tutewohl’s additional grant of RSUs, see “Potential Payments Upon Termination or Change in Control” sections of this proxy statement and the Grants of Plan Based Awards Table.

The following table summarizes total PSU and RSU awards to our NEOs made during 2023, as well as the grant date value. As shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, grant date values increased over 2022 grant date values, reflecting both superior Company performance, as well as the Compensation Committee’s desire to further promote the alignment of our NEO’s pay opportunities with stockholder interests.

	2023 Annual Grant		July 1st, 2023 Supplemental Grants	Total Grant Date Value(3)
Name	PSUs	RSUs

Seth Blackley	137,670	59,002	—	$6,934,655

John Johnson	47,630	20,413	—	2,399,196

Daniel McCarthy (1)	64,300	27,557	28,500	4,102,428

Emily Rafferty (1)	17,500	17,500	10,000	1,537,100

Jonathan Weinberg	12,758	12,758	—	899,694

Steve Tutewohl(2)	17,011	17,011	9,000	1,472,316

(1)

On July 1, 2023, Mr. McCarthy and Ms. Rafferty each received a supplemental grant of PSUs to recognize their expanded roles and impact on Evolent’s new structure and broader strategy of becoming a more consolidated customer-centric company. These supplemental PSUs are subject to the same terms and conditions as the March 1, 2023 grants of PSUs.

(2)

In connection with Mr. Tutewohl’s departure as Chief Operating Officer, effective July 3, 2023, he received a supplemental grant of RSUs to recognize his contribution to the transition of Evolent’s new structure during his employment and as additional consideration for obtaining a release of claims in connection with his termination.

(3)

The amounts reported in this column represent the aggregate grant-date fair value of PSUs and RSUs granted during 2023 as computed in accordance with ASC 718. For a further discussion of the assumptions used in the calculation of these amounts, please see Note 15 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

For further information regarding our PSU and RSU awards, see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control” sections of this proxy statement.

Payout of 2021–2023 Performance Share Units

On March 1, 2021, Messrs. Blackley, Johnson, McCarthy, Weinberg and Tutewohl each received a grant of PSUs. The design of the PSUs served to align management’s interests with those of long-term stockholders, incentivize decisions that promote appreciation of stockholder value and create retentive value over an established horizon. Given the criticality of Adjusted EBITDA as a performance indicator for the Company, the Compensation Committee believed that an evaluation of sustained Adjusted EBITDA performance was an appropriate complement to the annual evaluation of Adjusted EBITDA under the 2021, 2022, and 2023 Bonus Plans. Further, since sustained Adjusted EBITDA performance was evaluated for the first time beginning in 2021 and since the Company wished to emphasize both two-year and three-year sustained performance horizons, the Compensation Committee felt it appropriate to structure the performance such that 50% of each PSU award was subject to a two-year performance period with

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Compensation Discussion and Analysis

cumulative Adjusted EBITDA goals approved for such period and the remaining 50% of each award was subject to a three-year performance period with cumulative Adjusted EBITDA goals approved for such period. Each performance period for the award commenced on January 1, 2021.

Shares earned based on two and three-year cumulative Adjusted EBITDA performance are adjusted based on Evolent’s TSR, which represents the cumulative stock price performance during the performance period. If the stock price as of December 31, 2023 was more than 30% below the stock price as of December 31, 2020, shares earned are adjusted -10%. If the stock price as of December 31, 2023 is more than 30% above the stock price as of December 31, 2020, shares earned are adjusted +10%.

The second tranche of these PSUs were earned based on 2021–2023 performance achievements, as detailed in the tables below.

Performance Level	Cumulative Adjusted EBITDA for 2021–2023	Cumulative Adjusted EBITDA Payout %

Below Threshold	< $151.0 M	0%

Threshold	$151.0 M	50%

Target	$193.0 M	100%

Target Plus	$238.0 M	150%

Maximum	Equal to or greater than $263.0 M	200%

Actual EBITDA Adjusted Performance	$367.326 M	200%(1)

(1)

Since Evolent’s last closing stock price as of December 31, 2023 ($33.03 on December 29, 2023, the last trading day of 2023) was 106% more than Evolent’s closing stock price on December 31, 2020 ($16.03), the earned shares were increased by 10%, as shown in the table below.

Based on the Adjusted EBITDA and TSR performance shown above, PSUs were paid out as follows to current NEOs:

Name	Target Number of PSUs	Number of PSUs Earned

Seth Blackley	93,732	206,209

John Johnson	20,000	44,000

Daniel McCarthy	12,500	27,500

Emily Rafferty (1)	—	—

Jonathan Weinberg	5,250	11,550

Steve Tutewohl	6,500	14,300

(1)	Ms. Rafferty did not receive a grant of PSUs on March 1, 2021.

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Compensation Discussion and Analysis

Payout of CEO’s June 4, 2020 Leveraged Stock Units (“LSUs”)

On June 4, 2020, Mr. Blackley received a grant of performance-based LSUs. The design of the LSUs served to align management’s interests with those of long-term stockholders, incented decisions that promoted appreciation of stockholder value and created retentive value over a three and a half-year horizon. The LSUs had a performance and vesting period that culminated on December 4, 2023. The LSUs vested based on the cumulative stock price performance during the performance period, as shown in the table below. The stock price hurdles required to earn shares represented significant premiums relative to the closing stock price on the date of grant of $6.30.

Performance Level	Cumulative Stock Price Performance	Payout in Shares as a % of Target Amount

Below Threshold	< $8.40	0%

Threshold	$8.40	75%

Target	$9.45	100%

Above Target	$12.60	150%

Maximum	Equal to or greater than $18.90	200%

Actual Performance	$24.82	200%

Based on this stock price performance, the LSUs paid out as follows to Mr. Blackley, the only current NEO holding LSUs:

Name	Target Number of LSUs	Number of LSUs Earned

Seth Blackley	140,000	280,000

Potential Payments Upon Termination or Change in Control

On January 27, 2021, the Company entered into individual severance and change in control agreements pursuant to which, Messrs. Blackley, Johnson, McCarthy, Weinberg, and Tutewohl (the “Covered Executives”) are eligible to receive certain payments and benefits in the event that they are terminated involuntarily by the Company without Cause or resign from their employment with the Company for Good Reason (as defined in the applicable agreement), either prior to or after a change in control of the Company. These agreements were approved by the Board of Directors’ Compensation Committee in consultation with Exequity following a review of peer and industry plans and practices. The severance benefits vary depending on whether the qualifying termination occurs in connection with or within the 24-month period following a change in control of the Company (a “CIC Qualifying Termination”) or is not in connection with a change in control (a “Non-CIC Qualifying Termination”). Ms. Rafferty is not a party to a severance and change in control agreement with the Company.

If a Covered Executive incurs a Non-CIC Qualifying Termination, timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to receive the following: (i) for 12 months following termination for Mr. Johnson, Mr. McCarthy, and Mr. Weinberg, and for 18 months following termination for and Mr. Blackley (the “Non-CIC Severance Period”), cash payments equal to the Covered Executive’s base salary (1.5 times for Mr. Blackley) payable in ordinary payroll installments; (ii) a lump sum cash bonus for the fiscal year of termination based on (x) the Covered Executive’s target annual bonus in the case of a termination in the first six months of the fiscal year; or (y) actual performance in the case of a termination during the last six months of the fiscal year, in each case pro-rated based on the portion of the year elapsed prior to termination; (iii) for outstanding unvested time-vesting equity awards, additional service equal to the applicable Non-CIC Severance Period will be credited and for outstanding performance-based equity awards, the vesting will be determined at the end of the applicable performance period based on actual performance and pro-rated for the Covered Executive’s period of service during the performance period, including the Non-CIC Severance Period; and (iv) if the Covered Executive elects COBRA coverage under a group health plan of the Company, an amount that, after applicable taxes, is equal to the portion of the cost of coverage under the group health plan that is

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Compensation Discussion and Analysis

subsidized by the Company for active employees, for the applicable Non-CIC Severance Period or the period of COBRA coverage, if shorter.

If a Covered Executive incurs a CIC Qualifying Termination, timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to receive the following: (i) a cash lump sum equal to his then annual base salary plus his target bonus for the fiscal year of termination multiplied by 1.5 (multiplied by two for Mr. Blackley); (ii) a lump sum cash bonus for the fiscal year of termination based on (x) the Covered Executive’s target annual bonus in the case of a termination in the first six months of the fiscal year; or (y) actual performance in the case of a termination during the last six months of the fiscal year, in either case pro-rated based on the portion of the year elapsed prior to termination; (iii) outstanding unvested time-vesting equity awards will automatically vest in full, and any outstanding unvested performance-based equity awards will be deemed to have vested at the greater of target and actual performance through to the date of termination; and (iv) if the Covered Executive elects COBRA coverage under a group health plan of the Company, an amount that, after applicable taxes, is equal to the portion of the cost of coverage that is subsidized by the Company for active employees, for 18 months for each of Mr. Johnson, Mr. McCarthy, and Mr. Weinberg and for 24 months for Mr. Blackley, or for the period of COBRA coverage, if shorter.

Mr. Tutewohl was involuntarily terminated without Cause from his position of Chief Operating Officer, effective July 3, 2023. He remained employed with the Company in a transitional role through July 31, 2023. Consistent with his existing severance and change in control agreement, upon his termination Mr. Tutewohl became entitled to receive (i) one year of salary continuation; (ii) annual bonus based on actual performance, prorated for days through his termination date on July 31, 2023; (iii) employer-paid COBRA continuation for twelve months; and (iv) vesting of his outstanding equity awards granted under the equity plan assuming (i) for purposes of any time-based vesting conditions applicable to such awards, Mr. Tutewohl was deemed to have completed an additional twelve months of employment following the separation date and (ii) satisfaction of performance-based awards through the end of the performance period prorated based on the number of days employed by the Company during the vesting measurement period through the separation date plus twelve months divided by the number of days in the performance period. The value of equity award acceleration for Mr. Tutewohl was calculated based on the closing price of our common stock of $30.39 on July 31, 2023 (the last trading date prior to his termination). In recognition for Mr. Tutewohl’s contribution to the transition to Evolent’s new structure during his employment and as additional consideration for obtaining a release of claims in connection with his termination, the Company awarded Mr. Tutewohl a grant of RSUs on July 1, 2023 that were in addition to the severance benefits he was entitled to under his severance and change in control agreement. Mr. Tutewohl’s severance benefits and additional RSU grant are reflected below in the Summary Compensation Table, Grants of Plan-Based Awards table and Potential Payments Upon Termination or Change in Control table.

Other Benefits

Our NEOs are entitled to employee benefits generally available to all full-time employees of the Company, including health and welfare benefits. In designing these offerings, the Company seeks to provide an overall level of benefits that is competitive with the level of benefits offered by similar companies in the markets in which it operates.

Retirement Plans

The Company maintains a qualified defined contribution retirement plan (the “Evolent Health 401(k) Plan”) to allow employees to save for retirement in a tax-efficient manner. The plan is broadly available to eligible employees and does not discriminate in favor of the NEOs or other members of senior management. All our NEOs are eligible to participate in the Evolent Health 401(k) Plan in the same manner as all U.S. employees.

Participants are eligible for a discretionary annual match on up to 4% of eligible pay, subject to IRS-qualified plan compensation limits and highly compensated threshold limits and may not receive

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Compensation Discussion and Analysis

401(k) benefits in excess of these limits. None of the NEOs participates in any defined benefit pension plans, non-qualified deferred compensation plans or supplemental retirement or executive savings plans.

Corporate Governance Policies

Prohibition on Derivative Trading, Hedging and Pledging

Under our policies, no director, officer or employee may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities at any time. We also have an anti-pledging policy whereby no director, officer or employee may pledge Company securities.

Clawback Policy

In October 2023, the Board amended the Company’s executive compensation clawback policy (the “Clawback Policy”) to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by NYSE listing standards and the SEC’s rules and regulations. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover erroneously awarded incentive based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the restatement date, unless one of the exceptions specified in the Clawback Policy is applicable to the particular circumstances.

To date, no executive officer has been subject to any recovery of incentive-based compensation under the Clawback Policy.

Stock Ownership Guidelines

To further align the long-term interests of our executives and our stockholders, in 2020, we adopted stock ownership guidelines applicable to our executive officers, certain other officers and directors. The guidelines require the relevant executives and directors to maintain the following beneficial ownership of shares of our common stock (measured in market value):

Group	Required ownership

Chief Executive Officer	6 times base salary

Other Executive Officers	3 times base salary

Non-Employee Directors	5 times cash retainer

Our executives and directors have five years from the effective date of their respective election, appointment or promotion, as the case may be, to satisfy these stock ownership guidelines. As of December 31, 2023, all NEOs have met or are on track to meet these stock ownership guidelines by their respective applicable dates.

Policy with Respect to Tax Deductibility of Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Compensation over $1,000,000 paid in fiscal 2023 by the Company to any NEO is nondeductible under Section 162(m). In connection with granting incentive compensation to the NEOs, the Compensation Committee’s considers the implications under Section 162(m) while retaining flexibility to design programs that it believes are in the best interests of the Company and its stockholders and consistent with the objectives of our executive compensation programs, including the flexibility to authorize payments that might not be deductible, including payments under the 2023 Bonus Plan.

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Compensation Discussion and Analysis

Compensation Program Risk Assessment

As part of its oversight role, the Compensation Committee considers the impact of our compensation program, policies and practices (both at the executive and below-executive levels), on the Company’s overall risk profile. Specifically, the Compensation Committee, with assistance from our CEO, reviews the compensation plans, incentive plan design, incentive payouts and factors that may affect the likelihood of excessive risk taking to determine whether they present a significant risk to the Company. We believe that our pay program provides an effective balance in cash and equity mix and short- and longer-term performance periods, and also allows for the Compensation Committee’s discretion. The Company also maintains policies to mitigate compensation-related risk such as vesting periods on equity, insider-trading prohibitions, and independent Compensation Committee oversight. Based on the Compensation Committee’s most recent review, the Compensation Committee determined that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Evolent Health, Inc. Proxy Statement 2024	43

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A set forth above with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

Submitted by our Compensation Committee

Peter Grua, Chair

Craig Barbarosh

Cheryl Scott

This report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated named executive officers, who we refer to as our NEOs, during our fiscal years ended December 31, 2023, 2022 and 2021, except in the case of Ms. Rafferty, who was not a NEO in 2022 or 2021 and Mr. McCarthy, who was not a NEO in 2021.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	All Other Compensation (2)	Total Compensation

Seth Blackley	2023	$783,333	$1,200,000		$6,934,655	$ 13,200	$8,931,188
Chief Executive Officer (3)	2022	683,333	1,094,000		5,935,881	12,200	7,725,414
	2021	600,000	1,125,000		4,789,685	11,600	6,526,285

John Johnson	2023	493,333	625,000		2,399,196	13,067	3,530,596
Chief Financial Officer	2022	432,292	550,000		2,192,000	11,925	3,186,217
	2021	375,000	550,000		1,608,200	11,600	2,544,800

Daniel McCarthy	2023	535,000	850,000		4,367,308	11,317	5,763,625
President (4)	2022	432,292	850,000		2,192,000	10,475	3,484,767

Emily Rafferty	2023	384,500	300,000		1,593,860	13,200	2,291,560
Chief Operating Officer (4)

Jonathan Weinberg	2023	425,000	675,000		899,694	13,200	2,012,894
General Counsel (5)	2022	405,625	278,240		822,000	12,200	1,518,065
	2021	390,000	317,500		705,483	11,600	1,424,583

Steve Tutewohl	2023	233,333	232,329		1,472,316	436,040(6)	2,374,018
Former Chief Operating Officer	2022	395,833	350,000	(7)	1,096,000	12,200	1,854,033
	2021	375,000	702,750		874,385	11,600	1,963,735

(1)

The amounts reported in this column represent the aggregate grant-date fair value of PSUs and RSUs granted during 2023, 2022 and 2021 and, as computed in accordance with ASC 718. 2023 PSUs reflect the grant-date fair value based on probably performance at target. The grant date fair value of the 2023 PSUs if maximum performance of 250% is achieved as follows for Messers. Blackley, Johnson, McCarthy, Weinberg and Tutewohl and Ms. Rafferty, respectively: $12.1 million, $4.2 million, $7.8 million, $2.3 million, $1.1 million and $1.5 million. For a further discussion of the assumptions used in the calculation of the grant-date fair values for the RSUs and PSUs pursuant to ASC 718, see Note 15 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For further discussion of PSUs and RSUs granted in 2023, see the section entitled “Long-Term Annual Equity Compensation” in the “Compensation Discussion & Analysis” section of this proxy statement and the discussion in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section of this proxy statement.

(2)

For all NEOs, amounts reported in this column represent a 401(k) matching contribution provided by the Company to each NEO. The discretionary 401(k) matching contributions are made to each participant in the 401(k) in an amount up to 4% of the participant’s annual base salary, subject to certain limitations, and vest over a three-year period. As permitted by SEC rules, the amounts shown do not include life insurance premiums for coverage offered through programs available on a nondiscriminatory basis to all employees of the Company.

(3)	Mr. Blackley also serves as director of the Company but did not receive any compensation for his role as a director.

(4)

On April 3, 2023, the Compensation Committee adopted an amendment to the 2022 PSUs modifying the Business Unit performance metrics in light of the Company’s focus on a specialty-led strategy. As a result, Mr. McCarthy and Ms. Rafferty’s 2022 PSU grant was amended, and the modification was classified as a Type 1 event which records the fair value of shares issued at the closing price of $32.13 on the modification date. The Company will recognize an incremental expense through the vesting date of December 31, 2024, of $264,880 for Mr. McCarthy and $56,760 for Ms. Rafferty computed in accordance with ASC 718, which is reflected in the Stock Awards column.

(5)	Separate from his 2022 Bonus Plan award, during 2023, Mr. Weinberg received a $250,000 transaction bonus that was earnable upon the closing of the NIA transaction.

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Compensation of Named Executive Officers

(6)

For Mr. Tutewohl, amounts reported reflect one year of salary continuation, pro-rated cash bonus, 401(k) matching contribution in the amount of $9,333 and COBRA continuation coverage paid and accrued in 2023 under his severance and change in control agreement in connection with his involuntary termination without cause from the Company. Such severance benefits reported exclude the fair value of equity award acceleration that vested in accordance with the terms of his severance and change in control agreement and has been reported in the “Stock Awards” column the Summary Compensation Table in the applicable year of grant. For further discussion of Mr. Tutewohl’s severance, see “Potential Payments Upon Termination or Change in Control” sections of this proxy statement.

(7)

The amount reported in this column for 2022 was increased by $94,800, which reflects an incremental discretionary bonus awarded and paid to Mr. Tutewohl in February 2023. The Company determined that since Mr. Tutewohl’s bonus was awarded for his extraordinary efforts with repositioning and implementing efficiencies in the administrative services business (the former EHS business profile) during 2022, the amount should have been reflected in 2022 when the discretionary bonus was earned rather than when it was paid in 2023.

Grants of Plan-Based Awards

The following table shows information with respect to each equity-based award granted to our NEOs during 2023:

				Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock Awards: Number of Shares of Common Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date		Approval Date	Threshold (1)	Target (1)	Maximum (1)

Seth Blackley	3/1/2023		2/21/2023	68,835	137,670	344,175	—	$4,854,244
	3/1/2023		2/21/2023	—	—	—	59,002	2,080,411

John Johnson	3/1/2023		2/21/2023	23,815	47,630	119,075	—	1,679,434
	3/1/2023		2/21/2023	—	—	—	20,413	719,762

Daniel McCarthy	3/1/2023		2/21/2023	32,150	64,300	160,750	—	2,267,218

	3/1/2023		2/21/2023	—	—	—	27,557	971,660

	4/3/2023		4/3/2023	—	—	—	56,000	264,880	(4)

	7/1/2023	(5)	6/8/2023	14,250	28,500	71,250	—	863,550

Emily Rafferty	3/1/2023		2/21/2023	8,850	14,500	43,750	—	617,050

	3/1/2023		2/21/2023	—	—	—	17,500	617,050

	4/3/2023		4/3/2023	—	—	—	12,000	56,760	(4)

	7/1/2023	(5)	6/8/2023	5,000	10,000	25,000	—	303,000

Jonathan Weinberg	3/1/2023		2/21/2023	6,379	12,758	31,895	—	449,847

	3/1/2023		2/21/2023	—	—	—	12,758	449,847

Steve Tutewohl	3/1/2023		2/21/2023	8,506	17,011	42,528	—	599,808

	3/1/2023		2/21/2023	—	—	—	17,011	599,808

	7/1/2023	(6)	6/8/2023	—	—	—	9,000	272,700

(1)	The threshold, target and maximums represent 50%, 100% and 250% of the number of PSUs potentially awarded, respectively.

(2)	Reflects time-based RSUs granted under the 2015 Plan.

(3)

The amounts reported in this column represent the aggregate grant-date fair value of PSUs and RSUs granted during 2023 as computed in accordance with ASC 718. For a further discussion of the assumptions used in the calculation of these amounts, please see Note 15 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)

On April 3, 2023, the Compensation Committee adopted an amendment to the 2022 PSUs modifying the Business Unit performance metrics in light of the Company’s focus on a specialty-led strategy. The Adjusted EBITDA and revenue growth performance goals for each Business Unit were replaced with the Adjusted EBITDA for the Company and revenue

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Compensation of Named Executive Officers

growth metrics for the remainder of the three-year performance period, with an adjustment made for expected Business Unit performance results for the period prior to the modification. As a result, Mr. McCarthy and Ms. Rafferty’s 2022 PSU grant were amended and recorded at the fair value of shares issued at the closing price of $32.13 on the modification date. The Company will recognize an incremental expense through the vesting date of December 31, 2024 related to the performance metric modification to all shares underlying the 2022 PSUs, as computed in accordance with ASC 718.

(5)

On July 1, 2023, Mr. McCarthy and Ms. Rafferty each received a supplemental grant of PSUs to recognize their expanded roles and impact on Evolent’s new structure and broader strategy of becoming a more consolidated customer-centric company.

(6)

In connection with Mr. Tutewohl’s departure as Chief Operating Officer, effective July 3, 2023, he received a supplemental grant of RSUs to recognize his contribution to the transition of Evolent’s new structure during his employment and as additional consideration for obtaining a release of claims in connection with his termination.

The following describes material features of the compensation disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table. Consistent with our policy, we have not entered into employment agreements with any of our NEOs. For further information on the material features of the 2023 Bonus Plan, see the section entitled “Annual Cash Incentive Plan” in the “Compensation Discussion & Analysis” section of this proxy statement.

Performance Stock Unit Awards, Restricted Stock Unit Awards Under the 2015 Plan

As part of our annual equity award grants in March 2021, 2022 and 2023 our Compensation Committee approved the grant of equity-based awards under the 2015 Plan to certain of our employees, including our NEOs, in the form of RSUs and PSUs (2021, 2022 and 2023). Our Compensation Committee approved additional grants of PSUs to Mr. McCarthy and Ms. Rafferty in June 2023 and an additional grant of RSUs to Mr. Tutewohl in June 2023. Each of the supplemental grants were granted on July 1, 2023. The RSUs granted to our NEOs vest 25% on each of the first four anniversaries of the grant date for RSUs granted in 2021, and vest 33% on each of the first three anniversaries of the grant date for RSUs granted in 2022 and 2023 (including Mr. Tutewohl’s supplemental grant of RSUs). The terms and conditions of the PSUs granted to our NEOs (including the supplemental grants to Mr. McCarthy and Ms. Rafferty) are described in the section entitled “2023 Performance Stock Units” in the “Compensation Discussion & Analysis” section of this proxy statement. The award agreements under the 2015 Plan contain restrictive covenants, including confidentiality, non-competition and non-solicitation obligations.

Evolent Health, Inc. Proxy Statement 2024	47

Compensation of Named Executive Officers

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2023:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Seth Blackley	2/1/2015	100,000	—	—	6.87	2/1/2025	—		—	—	—
	3/1/2016	35,162	—	—	10.27	3/1/2026	—		—	—	—
	3/1/2016	52,742	—	—	10.27	3/1/2026	—		—	—	—
	2/1/2017	45,956	—	—	18.25	2/1/2027	—		—	—	—
	2/1/2018	50,505	—	—	13.95	2/1/2028	—		—	—	—
	3/1/2021	—	—	—	—	—	23,432	(2)	773,959	—	—
	3/1/2022	—	—	—	—	—	151,647	(3)	5,008,900	—	—
	3/1/2022	—	—	—	—	—	42,893	(4)	1,416,756	—	—
	3/1/2023	—	—	—	—	—	137,670	(3)	4,547,240	—	—
	3/1/2023	—	—	—	—	—	59,002	(4)	1,948,836	—	—

John Johnson	5/1/2016	7,896	—	—	12.22	5/1/2026	—		—	—	—
	2/1/2017	4,595	—	—	18.25	2/1/2027	—		—	—	—
	2/1/2018	21,044	—	—	13.95	2/1/2028	—		—	—	—
	3/2/2020	—	—	—	—	—	20,000	(2)	660,600	—	—
	3/1/2021	—	—	—	—	—	20,000	(2)	660,600	—	—
	3/1/2022	—	—	—	—	—	56,000	(3)	1,849,680	—	—
	3/1/2022	—	—	—	—	—	15,840	(4)	523,195	—	—
	3/1/2023	—	—	—	—	—	47,630	(3)	1,573,219	—	—
	3/1/2023	—	—	—	—	—	20,413	(4)	674,241	—	—

Daniel McCarthy	2/1/2017	3,064	—	—	18.25	2/1/2027	—		—	—	—
	8/1/2017	4,550	—	—	24.75	8/1/2027	—		—	—	—
	2/1/2018	16,835	—	—	13.95	2/1/2028	—		—	—	—
	3/1/2019	10,776	—	—	13.29	3/1/2029	—		—	—	—
	3/2/2020	—	—	—	—	—	12,500	(2)	412,875	—	—
	3/1/2021	—	—	—	—	—	24,000	(2)	792,720	—	—
	3/1/2022	—	—	—	—	—	56,000	(3)	1,849,680	—	—
	3/1/2022	—	—	—	—	—	15,840	(4)	523,195	—	—
	3/1/2023	—	—	—	—	—	64,300	(3)	2,123,829	—	—
	3/1/2023	—	—	—	—	—	27,557	(4)	910,208	—	—
	7/1/2023	—	—	—	—	—	28,500	(3)	941,355	—	—

48	Evolent Health, Inc. Proxy Statement 2024

Compensation of Named Executive Officers

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Emily Rafferty	2/1/2017	9,191	—	—	18.25	2/1/2027	—		—	—	—
	2/1/2018	16,835	—	—	13.95	2/1/2028	—		—	—	—
	3/1/2019	14,368	—	—	13.29	3/1/2029	—		—	—	—
	3/1/2021	—	—	—	—	—	12,000	(2)	396,360	—	—
	3/1/2022	—	—	—	—	—	12,000	(3)	396,360	—	—
	3/1/2022	—	—	—	—	—	7,920	(4)	261,598	—	—
	3/1/2023	—	—	—	—	—	17,500	(3)	578,025	—	—
	3/1/2023	—	—	—	—	—	17,500	(4)	578,025	—	—
	7/1/2023	—	—	—	—	—	10,000	(3)	330,300	—	—

Jonathan Weinberg	6/4/2015	16,887	—	—	17.00	6/4/2025	—		—	—	—
	2/1/2017	12,255	—	—	18.25	2/1/2027	—		—	—	—
	2/1/2018	25,253	—	—	13.95	2/1/2028	—		—	—	—
	3/2/2020	—	—	—	—	—	10,000	(2)	330,300	—	—
	3/1/2021	—	—	—	—	—	12,500	(2)	412,875	—	—
	3/1/2022	—	—	—	—	—	10,000	(3)	330,300	—	—
	3/1/2022	—	—	—	—	—	13,200	(4)	435,996	—	—
	3/1/2023	—	—	—	—	—	12,758	(3)	421,397	—	—
	3/1/2023	—	—	—	—	—	12,758	(4)	421,397	—	—

Steve Tutewohl	3/1/2022	—	—	—	—	—	17,205	(3)	568,297	—	—
	3/1/2023	—	—	—	—	—	8,964	(3)	296,074	—	—

(1)	The values reported in this column are based on the closing price of the Company’s Class A common stock on the NYSE on December 31, 2023 ($33.03).

(2)	25% of each award of RSUs vests on each of the first four anniversaries of the grant date, subject to the NEO’s continued employment through the applicable vesting date.

(3)

The number of shares or units reported and the payout value reported are based upon achieving target performance. The terms of the PSU awards provide for vesting, if at all, upon the third anniversary of the grant date. Shares are earned based on a sliding scale of performance above and below the performance goal. The sliding scale is anchored by a minimum performance requirement of company value. Per the agreements, company value is calculated using a formula based on revenue growth and cumulative Adjusted EBITDA, as adjusted for any acquired business during the period. If the minimum performance goal is not achieved, then no performance shares are earned. If 100% of the performance goal is achieved, then award is paid at target and if the maximum performance is achieved, then 250% of the targeted shares are earned. If the company value falls between tiers on the sliding scale, the actual company value payout percentage shall be determined by linear interpolation between the percentages on a straight-line basis.

(4)	33% of each award of RSUs vests on each of the first three anniversaries of the grant date, subject to the NEO’s continued employment through the applicable vesting date.

Evolent Health, Inc. Proxy Statement 2024	49

Compensation of Named Executive Officers

2023 Option Exercises and Stock Vested

The following table shows a summary of any stock option exercises as well as the vesting of RSUs and PSUs with respect to our NEOs in 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Seth Blackley	111,040	$1,611,710	880,026	$20,679,069

John Johnson	—	—	82,160	2,751,322

Daniel McCarthy	3,000	31,719	62,041	2,096,541

Emily Rafferty	—	—	17,586	574,914

Jonathan Weinberg	—	—	34,600	1,181,243

Steve Tutewohl	24,090	241,605	79,595	2,574,112

(1)	Calculated using the closing price of a share of our common stock on the exercise date, less the strike price of the option.

(2)	Calculated using the closing price of a share of our common stock on the vesting date.

50	Evolent Health, Inc. Proxy Statement 2024

Compensation of Named Executive Officers

Summary of Potential Payments Upon Termination or Change in Control

The following table shows the estimated value of benefits to our NEOs if their employment had been terminated under the various circumstances described below as of December 31, 2023, or upon the occurrence of a change in control. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, distributions under our 401(k) retirement plan (which plan is generally available to all of our employees) and the value of equity awards that were vested by their terms as of December 31, 2023.

	Without Cause / For Good Reason (No CIC) (1)	Without Cause /For Good Reason (In Connection with CIC) (1)

Seth Blackley
Severance Pay (base salary and bonus components) (2)	$2,400,000	$4,400,000	(3)
Employer-Paid COBRA (4)	42,472	56,629
Value of Equity Award Acceleration (5)	12,288,206	13,695,691

TOTAL	14,730,677	18,152,320

John Johnson
Severance Pay (base salary and bonus components) (2)	1,125,000	1,937,500
Employer-Paid COBRA (4)	—	—
Value of Equity Award Acceleration (5)	4,375,737	5,941,535

TOTAL	5,500,737	7,879,035

Daniel McCarthy
Severance Pay (base salary and bonus components) (2)	1,450,000	2,575,000
Employer-Paid COBRA (4)	29,526	44,289
Value of Equity Award Acceleration (5)	5,267,371	7,553,862

TOTAL	6,746,897	10,173,150

Emily Rafferty (6)	—	—
Severance Pay (base salary and bonus components)	—	—
Employer-Paid COBRA	—	—
Value of Equity Award Acceleration	—	—

TOTAL	—	—

Jonathan Weinberg
Severance Pay (base salary and bonus components) (2)	850,000	1,540,625
Employer-Paid COBRA (4)	27,716	41,573
Value of Equity Award Acceleration (5)	1,176,132	2,021,964

TOTAL	2,053,848	3,604,163

Steve Tutewohl (7)
Severance Pay (base salary and bonus components)	632,329	—
Employer-Paid COBRA	26,707	—
Value of Equity Award Acceleration	1,856,991	—

TOTAL	2,516,028	—

(1)	Company’s NEOs are not entitled to any termination payments on single trigger change in control, death/disability, retirement or other termination without Cause or Good Reason.

(2)	Amounts calculated based on the dollar value of the 2023 base salary and annual bonus, that would have been payable for 2023.

(3)	Amounts calculated based on 2023 base salary and 2024 target bonus, plus actual bonus that would have been payable for 2023.

Evolent Health, Inc. Proxy Statement 2024	51

Compensation of Named Executive Officers

(4)

Amounts represent the dollar value of the incremental cost to the Company by providing continuing health, dental and vision coverage based on the individual’s selected coverage in effect immediately before the hypothetical termination of December 31, 2023.

(5)

The amounts indicated represent the intrinsic value of all unvested non-qualified stock options, market value of all unvested RSUs and unearned PSUs that would have vested upon Termination with Good Reason or Without Cause in both CIC and non-CIC situations as of December 31, 2023. The amounts were calculated based on the closing price of our common stock of $33.03 on December 31, 2023.

(6)	Ms. Rafferty is not a party to a severance and change in control agreement with the Company.

(7)

Mr. Tutewohl was involuntarily terminated without Cause effective July 3, 2023. He remained employed with the Company in a transitional role through July 31, 2023. Consistent with his existing severance and change in control agreement, upon his termination Mr. Tutewohl became entitled to receive (a) one year of salary continuation payable in ordinary payroll installments, (b) a lump sum cash payment equal to his annual bonus based on actual performance prorated through his termination date, (c) employer-paid COBRA continuation for twelve months and (d) vesting of his outstanding equity awards granted under the equity plan assuming (i) for purposes of any time-based vesting conditions applicable to such awards, Mr. Tutewohl was deemed to have completed an additional twelve months of employment following the separation date and (ii) satisfaction of performance-based awards through the end of the performance period prorated based on the number of days employed by the Company during the vesting measurement period through the separation date plus twelve months divided by the number of days in the performance period. In recognition for Mr. Tutewohl’s contribution to the transition to Evolent’s new structure during his employment and as additional consideration for obtaining a release of claims in connection with his termination, the Company awarded Mr. Tutewohl an additional grant of time-vested RSUs on July 1, 2023 that were in addition to the severance benefits he was entitled to under his severance and change in control agreement. Consistent with the terms of his severance and change in control agreement related to vesting of his outstanding equity awards, Mr. Tutewohl was deemed to have completed an additional twelve months of employment following his separation date resulting in 33% of the additional RSUs having accelerated vesting on his termination of employment on July 31, 2023. Mr. Tutewohl forfeited the remaining unvested additional RSUs that were not subject to accelerated vesting. The value of equity award acceleration for Mr. Tutewohl was calculated based on the closing price of our common stock of $30.39 on July 31, 2023.

Narrative to the Potential Payments Upon Termination or Change in Control Table

The material terms of the severance and change in control agreements for Messrs. Blackley, Johnson, McCarthy, Weinberg and Tutewohl are described under the heading “Executive Compensation—Compensation Discussion and Analysis—Severance and Change in Control Agreements for Executive Officers.”

The severance and change in control agreements for each of Messrs. Blackley, Johnson, McCarthy, Weinberg and Tutewohl operate with a “double trigger” in the event of a change in control, meaning severance payments do not occur unless the employment is involuntarily terminated (other than for Cause or Good Reason) within 24 months following a change in control, provided that each executive timely executes a release of claims and complies with applicable restrictive covenants.

“Cause” is defined in each separation and change in control agreement as (a) the executive’s failure to perform any of executive’s material duties to the Company, including, without limitation, a breach of the Company’s Code of Business Conduct and Ethics, conflict of interest or employment policies; (b) the executive’s misappropriation of a material business opportunity of the Company, including securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company; (c) the executive’s misappropriation (or attempted misappropriation) of any Company funds or property; (d) the executive’s conviction of, indictment for (or its procedural equivalent), or entering of a guilty plea or plea of no contest with respect to (or its procedural equivalent), a felony or any other crime involving dishonesty or theft of property; (e) the executive’s commission of one or more acts of sexual harassment in violation of applicable federal, state or local laws; (f) the executive’s use of illegal drugs, abuse of controlled substances, or abuse or excessive use of alcohol, which (in the case of alcohol use) interferes with or affects executive’s responsibilities to the Company or which reflects negatively upon the integrity or reputation of the Company; or (g) the executive’s breach of the terms of the applicable severance and change in control agreement, any other employment agreement, any confidentiality agreement, non-competition agreement or non-solicitation agreement or any other material agreement between Executive and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure such breach as described in any such agreement.

52	Evolent Health, Inc. Proxy Statement 2024

Compensation of Named Executive Officers

“Good Reason” is defined in each separation and change in control agreement as the occurrence, without the executive’s written consent, of (a) a material reduction in executive’s annual base salary or target bonus, as the same may be increased from time to time; (b) the assignment of duties to executive inconsistent in any material respect with executive’s position, authority or responsibilities with the Company, or any other action or omission by the Company which results in a material diminution of such position, authority or responsibilities; (c) a relocation of executive’s principal work location by more than fifty (50) miles from such location as of immediately prior to the date of termination; (d) a material diminution of the authority, duties or responsibilities of the supervisor to whom executive reports; or (e) any material breach of the applicable separation and change in control agreement by the Company. Notice and cure provisions apply.

None of the severance and change in control agreements for Messrs. Blackley, Johnson, McCarthy, Weinberg or Tutewohl provide for the payment of any amounts or provision of any benefits upon death or due to disability.

Evolent Health, Inc. Proxy Statement 2024	53

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information as of December 31, 2023, concerning our compensation plans under which equity securities of the Company are authorized to be issued.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)

Equity compensation plans approved by security holders	4,505,693	$13.01	14,004,912

Equity compensation plans not approved by security holders	—	—	—

Total	4,505,693	$13.01	14,004,912

(1)

Equity compensation plans approved by stockholders which are included in column (a) are the 2011 Plan (which includes 100,000 shares to be issued upon exercise of outstanding options) and the 2015 Plan (which includes 2,142,825 and 1,651,920 shares underlying outstanding RSUs and PSUs, respectively, and 610,948 shares to be issued upon exercise of outstanding options). Because there is no exercise price associated with RSUs, PSUs and LSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b). As of April 11, 2024, 2,196,594 shares remain available for future issuance under the 2015 Plan. As of April 11, 2024, there were 4,614,887 shares subject to outstanding awards under the 2015 Plan and 2011 Plan, of which 2,208,558 and 1,792,047 shares of our Class A common stock were subject to outstanding RSUs and PSUs, respectively, under the 2015 Plan, 514,282 shares of our Class A common stock were subject to outstanding stock options under the 2015 Plan with a weighted average exercise price of $14.59 and a weighted average remaining contractual term of 4.4 years, and 100,000 shares of our Class A common stock were subject to outstanding stock options under the 2011 Plan with a weighted average exercise price of $6.87 and a weighted average remaining contractual term of .8 years.

(2)

Represents shares available for future issuance under the 2015 Plan. As of April 11, 2024, there were a total of 614,282 shares of our Class A common stock subject to outstanding stock options under both our 2011 Plan and 2015 Plan with a weighted average exercise price of $13.33 and a weighted average remaining contractual term of 3.8 years.

54	Evolent Health, Inc. Proxy Statement 2024

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of Seth Blackley, our CEO.

As of December 31, 2023, which is the date we used to determine our employee population for purposes of identifying our median employee, we had 4,674 full-time and part-time employees, 3,530 of whom are located in the United States 981 in Pune, India, and 163 in the Philippines. We did not include independent contractors we retained during 2023.

For the median employee from our employee population, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for determining total compensation in the Summary Compensation Table, except that the estimated value of health and welfare benefits under non-discriminatory benefit plans (estimated for the employee and such employee’s eligible dependents at $17,864) was also included in the calculation of the median employee’s total annual compensation for 2023 for purposes of this pay ratio disclosure, resulting in annual total compensation of $73,534.

The 2023 annual total compensation for our CEO, as reported in the Summary Compensation Table in this proxy statement, was $8,931,188. To maintain consistency between the annual total compensation of our CEO and the median employee, we added the estimated value of our CEO’s health and welfare benefits under non-discriminatory benefit plans (estimated for our CEO and our CEO’s eligible dependents at $20,623) to the amount reported in the Summary Compensation Table. This resulted in 2023 annual total compensation for our CEO for purposes of determining the pay ratio in the amount of $8,951,811. The 2023 median annual total compensation for all employees of our Company (other than our CEO), determined in accordance with the requirements for determining total compensation in the Summary Compensation Table (including the estimated value of health and welfare benefits), was $73,534. The ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees (other than our CEO) for 2023 is 121.7 to 1. We believe this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Evolent Health, Inc. Proxy Statement 2024	55

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid (as defined in Item 402(v)) and performance.

Year (a)	Summary Compensation Table Total for First Principal Executive Officer (PEO) (1),(2) (b)	Compensation Actually Paid to First PEO (2),(3) (c)	Summary Compensation Table Total for Second Principal Executive Officer (PEO) (1) (d)	Compensation Actually Paid to Second PEO (e)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (NEOs) (1),(4) (f)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4),(5) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7) (j)	Adjusted EBITDA (millions) (8) (k)
							Total Shareholder Return (h)	Peer Group Total Shareholder Return (6) (i)

2023	$8,931,188	$20,107,978	–	–	$3,194,539	$4,423,729	$365	$106	($142.3)	$194.7

2022	$7,725,414	$11,798,548	–	–	$2,510,071	$2,954,548	$310	$100	($19.2)	$106.3

2021	$6,526,285	$21,855,154	–	–	$1,642,000	$3,128,760	$306	$125	($37.6)	$66.0

2020	$3,972,700	$12,282,664	$3,043,400	$10,252,573	$1,033,563	$1,779,576	$177	$130	($334.2)	$41.4

(1)
The PEO for 2023 was Seth Blackley, and the
non-PEO
NEOs for 2023
were John Johnson, Daniel McCarthy, Emily Rafferty, Jonathan Weinberg and Steve Tutewohl.
The PEO for 2022 was Seth Blackley, and the
non-PEO
NEOs for 2022 were John Johnson, Daniel McCarthy, Steve Tutewohl, and Jonathan Weinberg. The PEO for 2021 was Seth Blackley, and the
non-PEO
NEOs for 2021 were John Johnson, Steve Tutewohl, Jonathan Weinberg, and Aammaad Shams. The First PEO for 2020 was Seth Blackley, the second PEO for 2020 was Frank Williams, and the non-PEO
NEOs for 2020 were John Johnson, Steve Tutewohl, Jonathan Weinberg, and Aammaad Shams.

(2)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Seth Blackley for each corresponding year in the “Total” column
o
f the Summary Compensation Table. Refer to “Summary Compensation Table.”

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Seth Blackley, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Seth Blackley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Blackley’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for First PEO	Deduct Reported Value of Equity Awards	Add Equity Award Adjustments (a)	Compensation Actually Paid to First PEO (a)

2023	$8,931,188	($6,934,655)	$18,111,445	$20,107,978

56	Evolent Health, Inc. Proxy Statement 2024

Pay Versus Performance

(a)
Since the Company does not provide any qualified or
non-qualified
defined benefit pension plans or other post-employment defined benefit plans to our executive officers, no adjustments relating to defined benefit and pension plans (as applicable) were made to total compensation for each year to determine compensation actually paid. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Deduct Grant Date Fair Value of Equity Awards Disclosed in the Summary Compensation Table	Total Equity Award Adjustments for First PEO
		Add Year End Fair Value of Equity Awards Granted During the Covered Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards	Add Fair Value of Awards Granted and Vesting in the Same Year	Value of Awards Granted in Prior Years Vesting During the Covered Year	Subtract Fair Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments for First PEO

2023	($6,934,655)	$7,905,731	$3,433,147	–	$6,772,568	–	$18,111,445

(4)	The dollar amounts reported in column (f) represent the average of the amounts reported for the non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(5)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the non-PEO
NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deduct Average Reported Value of Equity Awards	Add Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs (a)

2023	$3,194,539	($2,146,475)	$3,375,665	$4,423,729

Evolent Health, Inc. Proxy Statement 2024	57

Pay Versus Performance

(a)
The following adjustments were made to the average reported value of equity awards disclosed in the summary compensation table for our non-PEO
NEOs to determine compensation actually paid, using the same methodology described above in Note 3(a):

Year	Deduct Grant Date Fair Value of Equity Awards Disclosed in the Summary Compensation Table	Average Total Equity Award Adjustments for Non-PEO NEOs
		Add Year End Fair Value of Equity Awards Granted During the Covered Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards	Add Year End Value of Equity Awards Granted During the Covered Year	Add Value of Awards Granted in Prior Years Vesting During the Covered Year	Subtract Fair Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Average Total Equity Award Adjustments for Non-PEO NEOs

2023	($2,146,475)	$1,894,445	$1,031,093	$53,595	$479,973	($83,452)	$3,375,665

(6)	Reflects the Nasdaq Healthcare Index, as disclosed by Evolent for the purposes of Item 201(e) of Regulation S-K.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
The Company believes Adjusted EBITDA is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBITDA is a non-GAAP
measure. Refer to Appendix A of this proxy for a reconciliation to net loss attributable to common shareholders of the Company.

Analysis of the Information Presented in the Pay versus Performance Table: CAP vs. TSR

58	Evolent Health, Inc. Proxy Statement 2024

Pay Versus Performance

Analysis of the Information Presented in the Pay versus Performance Table: C
AP
vs. Net Income

Analysis of the Information Presented in the Pay versus Performance Table: CAP vs. Adjusted EBITDA

The tables above demonstrate that over the measurement period, CAP for the PEOs and
Non-PEO
NEOs trended directionally with the Company’s cumulative TSR. However, the relationships between CAP and both net income and the Company Selected Measure (Adjusted EBITDA), were mixed. Increases in CAP in from 2020 to 2021 aligned with an increase in net income, but CAP decreased from 2021 to 2022 even as net income increased and CAP increased from 2022 to 2023 even as net income decreased. Increases in CAP in from 2020 to 2021 and 2022 to 2023 aligned with an increase in Adjusted EBITDA, but CAP decreased from 2021 to 2022 even as Adjusted EBITDA increased. These relationships are indicative of our focus on equity compensation over cash compensation, as changes in CAP are largely attributable to the fluctuation in the CAP values of equity awards, which correlate with increases and decreases in stock price and cumulative TSR. Over the measurement period, our cumulative TSR has significantly outperformed that of the peer group.

Evolent Health, Inc. Proxy Statement 2024	59

Pay Versus Performance

Tabular List of Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEOs and non-PEO
NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EBITDA

•	Revenue Growth

•	Quarterly exit run rate

•	Employee engagement

•	Total Shareholder Return

•	Stock Price

60	Evolent Health, Inc. Proxy Statement 2024

PROPOSAL 3:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2023

We are asking stockholders to approve an advisory resolution on the compensation of our NEOs as reported in this proxy statement, commonly referred to as the “say-on-pay” vote. Although the say-on-pay vote is advisory and therefore non-binding on us, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Attract and retain highly qualified and productive executives.

•	Motivate executives to enhance our overall performance and profitability through the successful execution of the Company’s short- and long-term business strategies, with an emphasis on the long-term.

•	Align the long-term interests of our executives and stockholders through ownership of Evolent Health, Inc.’s Class A common stock by executives and by rewarding stockholder value creation.

•	Deliver an externally competitive and transparent total compensation structure.

•	Reflect our pay-for-performance philosophy.

•	Ensure that compensation opportunities are competitive.

We encourage stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which provides an overview of our executive compensation policies and procedures, how they operate and are designed to achieve our pay-for-performance objectives and how they were applied for 2023. The Summary Compensation Table and other related compensation tables and narrative provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals and that the compensation of the NEOs reported in this proxy statement has contributed to our success.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.”

The next say-on-pay vote will occur at our 2025 annual meeting, and the next say-on-frequency vote will occur at our 2030 annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOs FOR 2023 ON AN ADVISORY BASIS.

Evolent Health, Inc. Proxy Statement 2024	61

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking stockholders to cast a non-binding, advisory vote on whether future say-on-pay votes of the nature reflected in Proposal 3 should occur every one, two or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote to approve NEO compensation that occurs every year is the most appropriate policy for the Company at this time, and therefore the Board recommends that you vote for an annual non-binding advisory vote on NEO compensation. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. An advisory vote every year to approve NEO compensation would allow our stockholders to provide us with more frequent and timely feedback on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statements.

Stockholders will be able to specify one of four options for this proposal: “1 year,” “2 years,” “3 years” or “abstain.” Stockholders are not voting to approve or disapprove the Board’s recommendation. Although the say-on-frequency vote is advisory and therefore non-binding on us, the Board and the Compensation Committee will review and consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. To the extent one option from among “1 year”, “2 years”, or “3 years” receives the highest number of votes cast by stockholders, such frequency will be considered by the Board as our stockholders’ recommendation as to the frequency of future say-on-pay votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may decide that it is in the best interests of our stockholders and the Company to conduct more or less frequent advisory say-on-pay votes than the frequency recommended by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EVERY “1 YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

62	Evolent Health, Inc. Proxy Statement 2024

DIRECTOR COMPENSATION

Our non-employee director compensation is designed to attract, retain and compensate highly-qualified directors by providing them with competitive compensation and an equity interest in our Company to align their interests with those of our stockholders.

Each of our non-employee directors received the following as compensation for services as a director during 2023: an annual cash retainer of $75,000 and an annual grant of RSUs with a grant-date fair value of $160,000. In addition, the chair of our Audit Committee received an additional annual cash retainer of $25,000, the chair of our Compensation Committee received an additional annual cash retainer of $20,000, and the chairs of our Compliance and Regulatory Affairs Committee, our Nominating and Corporate Governance Committee and our Strategy Committee received an additional annual cash retainer of $15,000. The members of our Audit Committee received an additional annual cash retainer of $10,000, the members of our Compensation Committee received an additional cash retainer of $7,500 and the members of our Compliance and Regulatory Affairs Committee, our Nominating and Corporate Governance Committee and our Strategy Committee received an additional cash retainer of $5,250. Our Independent Board Chair received an additional cash retainer of $90,000. The equity awards granted to our non-employee directors were made pursuant to the 2015 Plan (the terms of which are summarized below) and vest on the earlier of the first anniversary of grant and the date of the Company’s Annual Meeting subject generally to continued service through such date.

The Compensation Committee is responsible for reviewing at least every two years the compensation for non-employee directors and making recommendations to the Board for its approval. As part of its most recent review, the Compensation Committee received information on compensation provided to non-employee directors at a peer group of companies and recommended changes to our director compensation program, which were approved by the Board in April 2024 and will go into effect following the Annual Meeting. Going forward, our non-employee directors will receive an annual cash retainer of $80,000 and an annual grant of RSUs with a grant-date fair value of $180,000. Our Independent Board Chair will receive an annual cash retainer of $100,000.

The Company currently anticipates that its non-employee directors will receive annual equity grants on the date of the annual stockholder meeting and any future directors elected other than at the annual meeting will receive a grant upon joining our Board and thereafter on the same schedule as other directors.

Evolent Health, Inc. Proxy Statement 2024	63

Director Compensation

The table below details the compensation of our directors during 2023

Director (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Director Compensation

Toyin Ajayi, MD (3)	$62,500	$133,334	$—	$—	$—	$—	$195,834

Craig Barbarosh	97,500	160,000	—	—	—	—	257,500

M. Bridget Duffy, MD	95,250	160,000	—	—	—	—	255,250

David Farner (4)	—	—	—	—	—	—	—

Peter Grua	100,250	160,000					260,250

Diane Holder	105,250	160,000	—	—	—	—	265,250

Richard Jelinek	85,500	160,000					245,500

Kim Keck	105,250	160,000	—	—	—	—	265,250

Cheryl Scott	187,750	160,000	—	—	—	—	347,750

Tunde Sotunde, MD (5)	80,250	160,000	—	—	—	—	240,250

Frank Williams (6)	—	—	—	—	—	70,063	70,063

(1)

As permitted by SEC Rules, Seth Blackley, Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no additional compensation for service as a director. The compensation received by Mr. Blackley as an employee is shown in the Summary Compensation Table.

(2)

Amounts in this column represent the grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718 and reflect an estimate of the grant date fair value of RSU grants made during the 2023 fiscal year, rather than amounts paid to or realized by the non-employee directors. The RSUs vest on the earlier of June 8, 2024, and the date of the Company’s Annual Meeting, subject in each case to continued service through the vesting date. See Note 15 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for a discussion of the assumptions used in valuation of the RSU awards.

(3)

Toyin Ajayi, MD received a cash retainer of $62,500 and stock awards of $133,334 upon her election to the Board in July 2023, representing a pro-rata portion of the $75,000 annual cash retainer and annual grant of RSUs with a grant date value of $160,000 paid to non-employee directors in respect to the period from her election to the Board until payment of the annual non-employee director compensation in June 2024.

(4)	David Farner did not stand for election at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

(5)	Tunde Sotunde, MD retired from the Board in February 2024.

(6)	Frank Williams did not stand for election at the 2023 Annual Meeting. As an employee of the Company, in 2023, Mr. Williams received base salary of payments totaling $70,063.

64	Evolent Health, Inc. Proxy Statement 2024

Director Compensation

The following table shows the aggregate number of outstanding equity awards granted to each director (other than Mr. Blackley) during the year ended December 31, 2023.

Director	RSUs Outstanding

Toyin Ajayi, MD	4,386

Craig Barbarosh	5,049

M. Bridget Duffy, MD	5,049

David Farner	—

Peter Grua	5,049

Diane Holder	5,049

Richard Jelinek	5,049

Kim Keck	5,049

Cheryl Scott	5,049

Tunde Sotunde, MD	5,049

Frank Williams	—

Director RSUs under the 2015 Plan

As reported in the Director Compensation Table above, in 2023, we granted an award of RSUs to each of our non-employee directors. The RSUs cliff vest on the earlier of June 8, 2024, and the date of our Annual Meeting, subject to the director’s continued service through the vesting date.

Absent a Change in Control (as defined above in “-Restricted Stock Unit Awards and Stock Options under the 2015 Plan”), upon a termination of service with the Board for any reason prior to the vesting date, the director’s RSU award is forfeited. Under the terms of the 2015 Plan, any non-employee director unvested RSUs will vest upon termination of the director’s services without Cause (as defined above in “-Restricted Stock Unit Awards and Stock Options under the 2015 Plan”) on or within 12 months following a Change in Control.

Non-Employee Director Stock Ownership Guidelines

To further align the long-term interests of our executives and our stockholders, in 2020, we adopted stock ownership guidelines applicable to our directors. The guidelines require non-employee directors to maintain beneficial ownership of shares of our common stock at five times the annual cash retainer (measured in market value). Our directors have five years from the effective date of their respective election or appointment to satisfy these stock ownership guidelines.

Evolent Health, Inc. Proxy Statement 2024	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Class A common stock as of April 11, 2024, by:

•	each person whom we know to own beneficially more than 5% of our Class A common stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

As of April 11, 2024, there were 116,199,268 shares of our Class A common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our Class A common stock subject to options currently exercisable or exercisable within 60 days of April 11, 2024, or shares of our Class A common stock subject to unvested RSUs that will vest within 60 days of April 11, 2024, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock.

	Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned

Named executive officers, directors, and nominated directors

Seth Blackley (1)	896,012	*

Toyin Ajayi, MD (2)	4,386	*

Craig Barbarosh (3)	22,247	*

M. Bridget Duffy, MD (3) (4)	21,990	*

Russell Glass (5)	7,209	*

Peter Grua (3) (6)	41,919	*

Diane Holder (3) (7)	60,140	*

Richard Jelinek (3)	6,749	*

Kim Keck (3)	21,273	*

Cheryl Scott (3)	43,788	*

John Paul Johnson (8)	185,016	*

Daniel McCarthy (9)	281,735	*

Emily Rafferty (10)	80,242	*

Jonathan Weinberg (11)	172,513	*

Steve Tutewohl (12)	114,479	*

All directors and executive officers as a group (fifteen people)	1,860,872	1.6%

Greater than 5% Stockholders:

FMR LLC (13)	12,890,729	11.1%

The Vanguard Group (14)	10,821,331	9.3%

BlackRock, Inc. (15)	8,423,999	7.3%

Wellington Management Group LLP (16)	8,313,157	7.2%

JPMorgan Chase & Co. (17)	5,863,530	5.0%

*	Represents less than 1.0%

66	Evolent Health, Inc. Proxy Statement 2024

Security Ownership of Certain Beneficial Owners and Management

(1)	Includes 284,365 shares of Class A common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2024.

(2)	Includes 4,386 restricted stock units from service on our board of directors that will vest within 60 days of April 11, 2024.

(3)	Includes 5,049 restricted stock units from service on our board of directors that will vest within 60 days of April 11, 2024.

(4)	Since the date of Dr. Duffy’s last ownership report, Dr. Duffy transferred 9,643 shares of Class A common stock pursuant to a domestic relations order.

(5)

Includes 1,163 restricted stock units from service on our board of directors that will vest within 60 days of April 11, 2024 and 6,046 shares held in a trust for the benefit of Mr. Glass and his spouse. Mr. Glass and his spouse are co-trustees of the trust and share voting and dispositive power over the shares.

(6)

Includes 36,870 shares held by the Peter J. Grua 2004 Revocable Trust. Mr. Grua is the sole settler, trustee and beneficiary of the trust and, therefore, does have voting and dispositive power over such shares; as a result, Mr. Grua also claims beneficial ownership of the shares in the trust.

(7)

Diane Holder, who is one of our directors, is Executive Vice President of UPMC. Ms. Holder has no voting or investment power over and disclaims beneficial ownership of the shares held by UPMC. The address of Ms. Holder is c/o UPMC, U.S. Steel Building, 600 Grant Street, 55th Floor, Pittsburgh, PA 15219.

(8)	Includes 33,535 shares of Class A common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2024.

(9)	Includes 38,817 shares of Class A common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2024.

(10)	Includes 40,394 shares of Class A common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2024.

(11)	Includes 54,395 shares of Class A common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2024.

(12)	Mr. Tutewohl departed Evolent in July 2023.

(13)

Beneficial ownership is based on Amendment No. 1 Schedule 13G filed by FMR LLC reporting ownership as of December 31, 2023. FMR LLC disclosed sole voting power as to 12,890,729 shares of Class A common stock and sole dispositive power as to 12,890,729 shares of Class A common stock. The address of FMR LLC is 245 Summer Street Boston, Massachusetts 02210.

(14)

Beneficial ownership is based on Amendment No. 6 to Schedule 13G filed by The Vanguard Group reporting ownership as of December 29, 2023. The Vanguard Group disclosed shared voting power as to 202,571 shares of Class A common stock, sole dispositive power as to 10,499,222 shares of Class A common stock and shared dispositive power with respect to 322,109 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(15)

Beneficial ownership is based on Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. reporting ownership as of December 31, 2023. BlackRock, Inc. disclosed sole voting power as to 8,269,227 shares of Class A common stock and sole dispositive power as to 8,432,999 shares of Class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(16)

Beneficial ownership is based on Schedule 13G filed by Wellington Management Group LLP reporting ownership as of December 31, 2023. Wellington Management Group LLP disclosed shared voting power as to 7,266,901 shares of Class A common stock and shared dispositive power as to 8,313,157 shares of Class A Common Stock. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(17)

Beneficial ownership is based on Amendment No. 7 to Schedule 13G filed by JPMorgan Chase & Co reporting ownership as of December 31, 2023. JPMorgan Chase & Co. disclosed sole voting power as to 5,118,055 shares of Class A common stock, shared voting power as to 3,414 shares of Class A Common Stock, sole dispositive power as to 5,848,416 shares of Class A common stock, and shared dispositive power as to 3,414 shares of Class A Common Stock. The address of JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2023, except that one Form 4 relating to one transaction for Mr. McCarthy was inadvertently filed one day late and one Form 4 relating to one transaction for Mr. Tutewohl that was inadvertently filed late.

Evolent Health, Inc. Proxy Statement 2024	67

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Director Compensation,” the following is a description of each transaction that has occurred since the beginning of 2022, and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, beneficial holders of more than 5% of either class of our common stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

UPMC

The Company is or has been a participant in certain transactions with UPMC, which beneficially owned more than 5% of our outstanding Class A common stock until February 2023.

Tax receivables agreement

As part of our initial public offering in 2015, we entered into a tax receivables agreement with certain of our pre-IPO investors, including UPMC, which beneficially owned more than 5% of our outstanding Class A common stock until February 2023. Exchanges of Class B common units of Evolent Health LLC, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock, have increased our tax basis in Evolent Health LLC’s tangible and intangible assets. These increases in tax basis have increased our depreciation and amortization deductions and create other tax benefits and, therefore, may reduce the amount of tax that we would otherwise be required to pay in the future. In addition, certain net operating losses are available to us as a result of the reorganization we completed in connection with our initial public offering.

The tax receivables agreement requires us to pay to such investors 85% of the cash savings, if any, in U.S. federal, state and local and non-U.S. income tax (as applicable) we realize as a result of any deductions attributable to increases in tax basis following the exchanges described above or deductions attributable to imputed interest or future increases in tax basis following payments made under the tax receivables agreement. Additionally, pursuant to the same agreement we will pay the former stockholders of Evolent Health Holdings, Inc. 85% of the amount of the cash savings, if any, in U.S. federal, state and local and non U.S. income tax that we realize as a result of the utilization of approximately $79.3 million of net operating losses attributable to periods prior to our initial public offering, as well as deductions attributable to imputed interest on any payments made under the agreement.

We will benefit from the remaining 15% of any realized cash savings. For purposes of the tax receivables agreement, cash savings in income tax will be computed by comparing our actual income tax liability with our hypothetical liability had we not been able to utilize the tax benefits subject to the tax receivables agreement. The tax receivables agreement will remain in effect until all such tax benefits have been used or expired, unless the agreement is terminated early, as described below. The amount and timing of any payments under the tax receivables agreement, will vary depending on a number of factors, including:

•	the tax rates in effect at the time we use the increased amortization and depreciation deductions or realize other tax benefits;

•	any limitation on our utilization of the net operating losses attributable to periods prior to our initial public offering under Section 382 of the Code; and

•	the amount, character and timing of our taxable income.

We are required under the tax receivables agreement to pay 85% of the tax savings, described above, if any, as and if realized. Except in certain circumstances, if in a given taxable year we do not have taxable

68	Evolent Health, Inc. Proxy Statement 2024

Certain Relationships and Related Party Transactions

income, before taking into account any tax benefits subject to the tax receivables agreement, we will not be required to make payments under the agreement for that taxable year because no tax savings will have been realized.

The payments that we make under the tax receivables agreement could be substantial. Assuming no material changes in relevant tax law and based on our current operating plan and other assumptions, we estimate that the total amount that we would be required to pay under the tax receivables agreement could be approximately $107.9 million. This estimated amount includes (i) approximately $17.6 million of potential future payments under the tax receivables agreement related to the future utilization of the pre-IPO NOLs described above and (ii) approximately $90.3 million related to the tax basis step-up of the assets of Evolent Health LLC in connection with the exchanges that occurred in 2016, 2017, 2018 and 2019. The actual amount we will be required to pay under the tax receivables agreement may be materially greater than these amounts, as potential future payments will vary depending on a number of factors, including those listed above. The obligations under the tax receivables agreement are obligations of Evolent Health, Inc. and not obligations of Evolent Health LLC. Payments under the tax receivables agreement are generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, but interest on such payments will begin to accrue from the due date (without extensions) of such tax return. Late payments will generally penalty accrue interest.

The tax receivables agreement provides that upon certain changes of control, or if, at any time, we elect an early termination of the tax receivables agreement or are in material breach of our obligations under the tax receivables agreement, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits to certain parties under the tax receivables agreement. Such payment would be based on certain valuation assumptions and deemed events set forth in the tax receivables agreement, including the assumptions that we have sufficient taxable income to fully utilize such tax benefits. The benefits would be payable even though, in certain circumstances no net operating losses would actually be used at the time of the accelerated payment under the tax receivables agreement. Accordingly, payments under the tax receivables agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits and may be significantly greater than the benefits we realize in respect of the tax attributes subject to the tax receivables agreement.

Were the IRS to successfully challenge the tax basis increases or the existence or amount of net operating losses described above, we would not be reimbursed for any payments previously made under the tax receivables agreement, but future payments under the tax receivables agreement, if any, would be netted against any unreimbursed payments to reflect the result of any such successful challenge by the IRS. As a result, we could make payments under the tax receivables agreement in excess of our actual cash savings in income tax. Furthermore, payments under the tax receivables agreement will themselves give rise to additional tax benefits and therefore, to additional payments under the tax receivables agreement. To the extent that we are unable to make payments under the tax receivables agreement for any reason, such payments will be deferred and will accrue interest until paid.

Stockholders agreement

In connection with our initial public offering, we entered into a stockholders agreement with certain stockholders, including UPMC. The stockholders agreement contained provisions related to the composition of our Board, the committees of our Board and our corporate governance. Pursuant to the provisions of the stockholders agreement, UPMC designated Diane Holder as a nominee for director. The stockholders agreement terminated automatically in accordance with its own terms with respect to each stockholder party thereto (including UPMC) when each such stockholder owned less than 5% of the shares of our common stock.

Registration rights agreement

In connection with our initial public offering, we entered into a registration rights agreement with certain stockholders, including UPMC, to register for sale under the Securities Act shares of our Class A common stock in the circumstances described above. As of April 11, 2024, no shares were covered by these registration rights.

Evolent Health, Inc. Proxy Statement 2024	69

Certain Relationships and Related Party Transactions

Commercial agreements with UPMC

As described below, Evolent Health LLC is a party to various commercial agreements with UPMC.

Services, reseller and non-competition agreements

The Company and UPMC are parties to a Reseller, Services and Non-Competition Agreement, dated August 31, 2011, which was amended and restated by the parties on June 27, 2013 (as amended through the date hereof, the “UPMC Reseller Agreement”). Under the terms of the UPMC Reseller Agreement, UPMC has appointed the Company as a non-exclusive reseller of certain UPMC third party administration services (“TPA”). The UPMC Reseller Agreement includes certain non-compete provisions applicable to the Company, including certain regional restrictions as well as restrictions prohibiting the Company from providing certain TPA services to a limited number of third parties for a certain period of time. Subject to these limitations, the Company is not otherwise restricted from providing TPA services to third parties. The UPMC Reseller Agreement also restricts UPMC’s right to sell certain products and services to certain Evolent Health LLC partners and certain prospective partners. UPMC and Evolent Health LLC have agreed to indemnify each other for any losses, including those relating to material breach of the UPMC Reseller Agreement. Each of UPMC and Evolent Health LLC may terminate the UPMC Reseller Agreement for cause, subject to a specified notice period. We had expenses attributable to UPMC of $0 under the UPMC Reseller Agreement during the year ended December 31, 2023 and three months ended March 31, 2024, respectively.

License agreements

In connection with its formation, Evolent Health LLC entered into an IP Agreement with UPMC (the “UPMC IP Agreement”), pursuant to which UPMC granted Evolent Health LLC a license to certain intellectual property, subject to certain time and use limitations, in exchange for its equity interest in Evolent Health LLC. UPMC and Evolent Health LLC have agreed to indemnify each other for any losses including those relating to material breach of the UPMC IP Agreement.

In connection with its formation, Evolent Health LLC also entered into a Technology Agreement with UPMC (the “UPMC Technology Agreement”), pursuant to which UPMC granted to Evolent Health LLC a license to use and sublicense a technology platform developed by UPMC which enables the sharing of key, actionable information among hospitals, clinicians, health plan and other healthcare resources, subject to certain time and use limitations, in exchange for its equity interest in Evolent Health LLC. UPMC and Evolent Health LLC have agreed to indemnify each other for any losses including those relating to material breach of the UPMC Technology Agreement.

Magellan

On January 20, 2023, the Company acquired NIA pursuant to the previously announced Stock and Asset Purchase Agreement, dated November 17, 2022, by and among the Company, Evolent Health LLC, Magellan Health, Inc. (“Magellan”), and Magellan Healthcare, Inc. (the “Magellan Purchase Agreement”). Pursuant to the terms of the Magellan Purchase Agreement, Evolent Health LLC acquired all of the issued and outstanding shares of capital stock of National Imaging Associates, Inc. as well as certain assets held by Magellan and/or certain of its subsidiaries that were used in the Magellan Specialty Health Division. At closing, Evolent Health LLC paid cash consideration to Magellan and certain of its affiliates of approximately $386.7 million (which is subject to certain post-closing adjustments) and issued 8,474,576 shares of the Company’s Class A Common Stock (“Magellan Class A Shares”) to Magellan. In connection with the closing, on January 20, 2023, the Company entered into a Registration Rights Agreement with Magellan, which granted certain registration rights to Magellan as the holder of the Magellan Class A Shares. On January 20, 2023, the Company also entered into a Lock-Up Agreement with Magellan, which, subject to certain exceptions, prohibited Magellan from selling any Magellan Class A Shares for a 15-month period following closing. On April 6, 2023, Magellan sold the Magellan Class A Shares. In connection with this sale, the Company waived restrictions in the Lock-Up Agreement, and Lock-Up Agreement and Magellan’s rights with respect to the Magellan Class A Shares pursuant to the registration rights agreement terminated. Pursuant to the Magellan Purchase Agreement, Magellan is eligible to receive,

70	Evolent Health, Inc. Proxy Statement 2024

Certain Relationships and Related Party Transactions

subject to the satisfaction of certain metrics during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150,000,000 payable in cash and, at the Company’s election, up to 50% in shares of the Company’s Class A common stock. In addition, at closing of the NIA acquisition, Magellan and the Company’s newly acquired subsidiary entered into a transition services agreement, pursuant to which Magellan is providing customary transition services, and a software license agreement which ended March 31, 2024. The Company recorded approximately $30.0 million pursuant to the transition services agreement during the year ended December 31, 2023. In addition, the Company has a series of ordinary course contractual customer relationships with Magellan and its affiliates, including Centene Corporation, pursuant to which the company received revenues of in excess of $120,000 during the year ended December 31, 2023.

Indemnification of directors and officers

Our third amended and restated by-laws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). In addition, our second amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into customary indemnification agreements with each of our directors and officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification and expense reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also require us to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

Policies and procedures for related party transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons. Under authority delegated by the Board, the Audit Committee is responsible for applying the policy with the assistance of the General Counsel or his or her designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the previous fiscal year; (ii) the Company is, will or may be expected to be a participant; and (iii) any related person has or will have a direct or indirect material interest.

The Audit Committee may take into account such factors it deems appropriate in its determination to approve a transaction, which may include:

•	The extent of the related person’s interest in the transaction;

•	Whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company;

•	Whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	Whether the transaction is in the best interests of the Company and its stockholders;

•	Whether the transaction is consistent with any conflict of interest policy set forth in the Company’s Standards of Business Conduct and other policies; and

•

Whether in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director’s status as: (i) an independent director under the NYSE listing standards or our corporate governance policy; (ii) an “outside director” under Code Section 162(m) or a “non-employee director” under Rule 16b-3 under the Exchange Act, if such director serves on the Compensation Committee; or (iii) an independent director under Rule 10A-3 of the Exchange Act and the NYSE listing standards, if such director serves on the Audit Committee.

Evolent Health, Inc. Proxy Statement 2024	71

Certain Relationships and Related Party Transactions

The Audit Committee may impose such conditions or guidelines as it determines appropriate with respect to any related person transaction it approves, including, but not limited to:

•	Conditions relating to ongoing reporting to the Audit Committee and other internal reporting;

•	Limitations on the dollar amount of the transaction;

•	Limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and

•	Other conditions for the protection of the Company and to avoid conferring an improper benefit or creating the appearance of a conflict of interest.

72	Evolent Health, Inc. Proxy Statement 2024

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Holders of record of our Class A common stock at the close of business on April 11, 2024, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our Class A common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following proposals:

Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:

the election of ten director nominees named in this proxy statement to serve on our Board;	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;	the approval of the compensation of our named executive officers for 2023 on an advisory basis (also referred to as the “say-on-pay” vote); and	the selection of the frequency of future advisory votes on executive compensation on advisory basis (also referred to as the “say-on-frequency” vote)

see Page 5	see Page 12	see Page 61	see Page 62

You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person (by virtual attendance) or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of any business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum. As of April 11, 2024, the record date, there were 116,199,268 shares of our Class A common stock outstanding and entitled to vote.

Each share of Class A common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Evolent Health, Inc. Proxy Statement 2024	73

Questions and Answers About the Annual Meeting

What vote is required to approve each proposal?

	Proposal	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes (1)

1	Election of Directors	Majority of votes cast	No effect	No effect

2	Ratification of the selection of Deloitte & Touche LLP as our independent public accounting Firm	Majority of votes cast	No effect	There will be no broker non-votes

3	Advisory vote to approve executive compensation (2)	Majority of votes cast	No effect	No effect

4	Advisory vote on the frequency of future advisory votes on executive compensation (3)	Majority of votes cast	No effect	No effect

(1)

A “broker non-vote” occurs when a broker holding shares for a street name holder submits a valid proxy but does not vote on a particular proposal because the broker has not received voting instructions from the stockholder for whom it is holding shares and does not have discretionary authority to vote on the matter. Brokers will only have discretionary authority to vote on Proposal 2, the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on Proposal 1, 3 or 4 because broker non-votes are not considered a vote cast.

(2)

As an advisory vote, this proposal is not binding. However, the Board and its Human Resources and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

(3)

As an advisory vote, this proposal is not binding. The Board may decide that it is in the Company’s and our shareholder’s best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, the Board and its Human Resources and Compensation Committee value the opinions of our stockholders and will consider the outcome when determining the frequency of holding stockholder advisory votes on executive compensation.

How do I attend and vote my shares at the Virtual Annual Meeting?

To attend and vote your shares during the virtual Annual Meeting, you will need to log-in to https://web.lumiconnect.com/209916247 (password “evolent2024”) using, (i) for record holders, the control number on your proxy card or (ii) for holders who own shares in street name through brokers, the control number issued to you pursuant to the registration process described below.

If you attend the Annual Meeting, you may vote whether or not you previously have given a proxy, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a “legal proxy” from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting, by attending the Annual Meeting and voting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC

Attn: Proxy Tabulation Department

55 Challenger Rd., Suite 200B 2nd Floor

Ridgefield Park, NJ 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 30, 2024. You will receive a confirmation of your registration by email after we

74	Evolent Health, Inc. Proxy Statement 2024

Questions and Answers About the Annual Meeting

receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiconnect.com/209916247 during the meeting. The password for the Annual Meeting is “evolent2024.” Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly submitting to us a proxy with a later date;

•	submitting a vote at a later time online before the closing of this voting facility at 11:59 p.m. EDT, June 5, 2024; or

•	voting at the Annual Meeting (see “How do I attend and vote my shares at the Virtual Annual Meeting” above).

Can I ask questions at the Virtual Annual Meeting?

Stockholders as of our record date who attend and participate in our virtual Annual Meeting at https://web.lumiconnect.com/209916247 (password “evolent2024”) will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. To ask a question, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Who will count the votes?

We have retained Equiniti Trust Company, LLC to tabulate the votes for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the final results of the voting in a Current Report on Form 8-K within four business days after the Annual Meeting.

How do I vote?

Voting at the Virtual Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions at https://web.lumiconnect.com/209916247. The password for the Annual Meeting is “evolent2024.”

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, access to our proxy materials via the Internet. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. You can vote at www.voteproxy.com. To vote online, you must have the stockholder identification number provided in your proxy card.

•	Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and voting instructions have been forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified in the next question and in accordance with the discretion of the person named on the proxy card with respect to any other matters that may be voted upon at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

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Questions and Answers About the Annual Meeting

Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•	FOR Proposal 1: the election of ten director nominees named in this proxy statement to serve on our Board;

•	FOR Proposal 2: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

•	FOR Proposal 3: the approval of the compensation of our named executive officers for 2023 on an advisory basis (also referred to as the “say-on-pay” vote); and

•	1 YEAR Proposal 4: the selection of the frequency of future advisory votes on executive compensation on an advisory basis (also referred to as the “say-on-frequency” vote).

What other information should I review before voting?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including our consolidated financial statements for the fiscal year ended December 31, 2023, is being made available to you along with this proxy statement. You may obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which contains additional information about the Company, on our website at www.evolent.com or by directing your request in writing to Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209, Attention: Investor Relations. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, however, is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, email or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the Internet.

How can I receive electronic access to the proxy materials?

You may access our proxy materials over the Internet at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx. The materials sent to you include instructions on how to request a printed set of the proxy materials by mail or an electronic set of materials by email. In addition, stockholders may request to receive future proxy materials in printed form, by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by email will remain in effect until you terminate it.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

76	Evolent Health, Inc. Proxy Statement 2024

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals

Proposals for Inclusion in our Proxy Materials

If any stockholder, in accordance with SEC Rule 14a-8, wishes to submit a proposal for inclusion in our proxy statement for our 2025 annual meeting of stockholders, the proposal must be received by our Secretary on or before the close of business on December 27, 2024. The proposal should be mailed by certified mail return receipt requested to our Secretary at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209.

Nominations for Inclusion in our Proxy Materials (Proxy Access)

Under our proxy access by-law, a stockholder (or a group of up to 20 stockholders) owning three percent or more of our Class A common stock continuously for at least three years may nominate and include in our proxy statement candidates for the greater of two or 20% of our Board. Nominations must comply with the requirements and conditions of our proxy access by-law and applicable law, including delivering proper notice to us not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting, which means not earlier than January 7, 2025 nor later than February 6, 2025. If the date of the 2025 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding annual meeting, notice must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Other Proposals and Nominations

Any stockholder who wishes to make a nomination or introduce an item of business, other than as described above, must comply with the procedures set forth in our by-laws and under applicable law, including delivering proper notice to us not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting, which means not earlier than January 7, 2025 nor later than February 6, 2025. If the date of the 2025 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding annual meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which Public Announcement of the date of such meeting is first made. In order for stockholders to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement, notice of internet availability and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you

Evolent Health, Inc. Proxy Statement 2024	77

Other Matters

have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker, or notify us by writing to our Secretary at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209, or via phone at 1-844-246-2928. If you share an address with another stockholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us by writing to our Secretary at Evolent Health, Inc., 1812 N. Moore Street, Suite 1705, Arlington, VA 22209, or via phone at 1-844-246-2928 and we will deliver a separate copy to you promptly.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors,

Jonathan D. Weinberg

General Counsel and Secretary

Arlington, VA

April 26, 2024

78	Evolent Health, Inc. Proxy Statement 2024

APPENDIX A

USE OF NON-GAAP FINANCIAL METRICS

Adjusted EBITDA

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from income taxes, depreciation and amortization expenses, adjusted to exclude change in the tax receivable agreement liability, loss on extinguishment/repayment of debt, net, gain from equity method investees, changes in fair value of contingent consideration, other income (expense), net, loss on disposal of non-strategic assets, right of use asset impairment, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion of Series A preferred stock, and acquisition-related costs. The following table presents our reconciliation of Adjusted EBITDA to net loss attributable to common shareholders of Evolent Health, Inc. (unaudited, in thousands):

For the Year Ended December 31, 2023

Net loss attributable to common shareholders of Evolent Health, Inc.	$(142,260)

Less:
Interest income	5,256
Interest expense	(54,205)
Benefit from income taxes	89,365
Depreciation and amortization expenses	(123,415)
Change in tax receivable agreement	(61,982)
Loss on extinguishment/repayment of debt, net	(21,010)
Gain from equity method investees	1,290
Change in fair value of contingent consideration and indemnification asset	(17,984)
Other income (expense), net	(543)
Loss on disposal of non-strategic assets	(8,107)
Right-of-use assets impairment	(24,065)
Repositioning costs	(35,236)
Stock-based compensation expense	(40,501)
Severance costs	(1,505)
Dividends and accretion of Series A Preferred Stock	(29,220)
Acquisition costs	(15,076)
Adjusted EBITDA	$194,678

Average Unique Members

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Evolent Health, Inc. Proxy Statement 2024	A-1

ANNUAL MEETING OF STOCKHOLDERS OF EVOLENT HEALTH, INC. June 6, 2024 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, proxy card and annual report are available at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333333333304000 2 060624 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” ALL NOMINEES IN THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND UNANIMOUSLY RECOMMENDS YOU VOTE “1 YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: a) Toyin Ajayi, MD b) Craig Barbarosh c) Seth Blackley d) M. Bridget Duffy, MD e) Russell Glass f) Peter Grua g) Diane Holder h) Richard Jelinek i) Kim Keck j) Cheryl Scott 2. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Proposal to approve the compensation of our named executive officers for 2023 on an advisory basis. 4. Proposal to approve the selection of the frequency of future advisory votes on executive compensation on an advisory basis. FOR AGAINST ABSTAIN 1 YEAR 2 YEARS 3 YEARS ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. This section must be completed for your vote to be counted. Date and Sign Below. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, custodian or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLENT HEALTH, INC. Proxy for Annual Meeting of Stockholders on June 6, 2024 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jonathan D. Weinberg and John P. Johnson, each or either of them, as proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse side of this form and, in his discretion, to vote upon such other business as may properly come before such meeting, all shares of Common Stock of the undersigned in Evolent Health, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held on June 6, 2024 at 10:00 a.m., Eastern Time, via the internet at https://web.lumiconnect.com/209916247 (password: evolent2024), and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF EVOLENT HEALTH, INC. June 6, 2024 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EDT, June 5, 2024. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING—The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/209916247 (password: evolent2024) and be sure to have available the control number. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, proxy card and annual report are available at http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00033333333333304000 2 060624 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” ALL NOMINEES IN THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND UNANIMOUSLY RECOMMENDS YOU VOTE “1 YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: a) Toyin Ajayi, MD b) Craig Barbarosh c) Seth Blackley d) M. Bridget Duffy, MD e) Russell Glass f) Peter Grua g) Diane Holder h) Richard Jelinek i) Kim Keck j) Cheryl Scott 2. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Proposal to approve the compensation of our named executive officers for 2023 on an advisory basis. FOR AGAINST ABSTAIN 4. Proposal to approve the selection of the frequency of future advisory votes on executive compensation on an advisory basis. 1 YEAR 2 YEARS 3 YEARS ABSTAIN This section must be completed for your vote to be counted. Date and Sign Below. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of EVOLENT HEALTH, INC. To Be Held On: June 6, 2024 at 10:00 a.m., Eastern Time at https://web.lumiconnect.com/209916247 (password: evolent2024) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 26, 2024. Please visit http://ir.evolenthealth.com/financial-info/annual-reports-and-proxy-statements/default.aspx, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) E-MAIL: help@equiniti.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/209916247 (password: evolent2024) and be sure to have available the control number. MAIL: You may request a card by following the instructions above. TO REQUEST MATERIAL: TO VOTE: 1. Election of Directors: a) Toyin Ajayi, MD b) Craig Barbarosh c) Seth Blackley d) M. Bridget Duffy, MD e) Russell Glass f) Peter Grua g) Diane Holder h) Richard Jelinek i) Kim Keck j) Cheryl Scott 2. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Proposal to approve the compensation of our named executive officers for 2023 on an advisory basis. 4. Proposal to approve the selection of the frequency of future advisory votes on executive compensation on an advisory basis. The Board of Directors unanimously recommends you vote “For” all nominees in the Election of Directors, “For” Proposals 2, and 3 and unanimously recommends you vote “1 year” on Proposal 4. Please note that you cannot use this notice to vote by mail.